EXHIBIT 2.1

                           RECAPITALIZATION AGREEMENT


         This RECAPITALIZATION AGREEMENT (this "Agreement") is executed this 12th day of March, 1999 by and among C2, Inc., a Wisconsin corporation, or its assigns ("Investor"); ZERO ZONE, INC., a Wisconsin corporation (the "Company"); MILTON H. KUYERS and CAROL M. KUYERS, individually and as Co-Trustees of the Kuyers 1996 Joint Revocable Trust Created U/A dated July 19, 1996, GERALD E. MAINMAN and JACK VAN DER PLOEG (collectively, the "Controlling Shareholders"); and THE BARNABAS FOUNDATION, a not-for-profit organization, AND MILWAUKEE FOUNDATION CORPORATION, a not-for-profit organization (collectively, the "Non-Controlling Shareholders").

                                    RECITALS:

         The Controlling Shareholders and Non-Controlling Shareholders (collectively, the "Shareholders") own all of the issued and outstanding shares of the Company's common stock, $0.10 par value per share ("Shares"), with each such Shareholder owning the number of Shares set forth on Exhibit A attached hereto and incorporated herein. The Shareholders and Investor desire to recapitalize the Company through a combination of Investor's investment in the Company and the Company's redemption of some of the Shares owned by the Shareholders.

         NOW, THEREFORE, for and in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

         IT IS HEREBY AGREED AS FOLLOWS:

                                   AGREEMENT:

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Agents" shall mean Milton H. Kuyers, Gerald E. Mainman and Jack Van Der Ploeg.

         "Closing Date" shall mean: (i) the third business day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated hereby as provided in Articles VII and VIII hereof (other than conditions with respect to actions the respective parties will take at the Closing itself) or (ii) such other date as may be mutually agreed to by the parties hereto.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company" shall mean Zero Zone, Inc. and its Subsidiaries.

         "Contract(s)" shall mean, collectively, all oral and written contracts, agreements, instruments, documents, leases, indentures, insurance policies, undertakings or other obligations.

         "Control" as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

         "Controlling Shareholders" shall have the meaning set forth in the opening paragraph of this Agreement.

         "Disclosure Schedule" shall mean the disclosure schedule attached hereto and incorporated herein, delivered by the Shareholders to Investor concurrently with the execution of this Agreement.

         "Environmental Law(s)" shall mean, collectively, the U.S. Federal Clean Air Act, the U.S. Federal Clean Water Act, the U.S. Federal Resource Conservation and Recovery Act, the U.S. Federal Comprehensive Environmental Response, Compensation and Liability Act, the U.S. Federal Toxic Substances Control Act, principles of common law and any other U.S., foreign, state or local laws heretofore or presently in effect, including rules and regulations thereunder, regulating or otherwise affecting or relating to human health or the environment.

         "Environmental Materials" shall mean, collectively, any material, substance, chemical, waste, contaminant or pollutant which is regulated, listed, defined as or determined to be hazardous, extremely hazardous, toxic, dangerous, restricted or a nuisance, or otherwise harmful to human health or the environment, under any Environmental Laws.

         "Financial Statements" shall mean, collectively, (i) the consolidated audited financial statements (including consolidated balance sheets and statement of earnings, stockholders' equity and cash flow) of the Company and its consolidated Subsidiaries as of and for each of its fiscal years ending December 31, 1993 through and including December 31, 1997, supplemented with consolidating financial statements (including consolidating balance sheets and statements of earnings, stockholders' equity and cash flow) which separately detail all Subsidiaries or former Subsidiaries of the Company and (ii) the audited financial statements (including consolidated balance sheet and statements of earnings, stockholders' equity and cash flow) of the Company as of and for the fiscal year ending December 31, 1998.

         "GAAP" shall mean generally  accepted  accounting  principles which are
(i) consistent with the principles promulgated or adopted by the Financial Standards Accounting Board and its predecessors, in effect from time to time and
(ii) applied, unless otherwise required by GAAP, on a basis consistent with prior periods.

         "GMK   Companies"   shall  mean  GMK   Companies,   Inc.,  a  Wisconsin
corporation, Faustel, Inc., a Wisconsin corporation, Grayline, Inc., a Wisconsin corporation, and

Northwest Coatings Corp., a Wisconsin corporation, and any other businesses or entities controlled by, controlling or under common control with the Controlling Shareholders.

         "Governmental Authority" shall mean the government of the United States or any other foreign jurisdiction, any state, county, municipality or other governmental or quasi governmental unit, or any agency, board, bureau, instrumentality, department or commission (including any court or other tribunal) of any of the foregoing and any body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or any nature whatsoever.

         "Indemnifiable Damages" shall mean all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses described in Section 9.1, plus an amount of interest on the amount of such Indemnifiable Damages (computed before the application of this sentence) computed at the rate of eight percent (8%) per annum from the date such Indemnifiable Damages were paid by the Indemnitee and until paid by the Indemnitor.

         "Intercreditor Agreements" shall mean those certain Subordination Agreements by and among M&I Marshall & Ilsley Bank, the Shareholders, the Investor and the Company in the forms attached hereto as Exhibit B.

         "Investor" shall mean C2, Inc. or its assigns.

         "Investor Note" shall mean the Company's subordinated promissory note payable to Investor in the original principal amount of $1,500,000 in the form of the promissory note attached hereto and incorporated herein as Exhibit C.

         "Investor Shares" shall mean 43,956 Shares, representing approximately 70.6% of the outstanding Shares of the Company immediately following the transaction contemplated by this Agreement.

         "IRS" shall mean the Internal Revenue Service.

         "Junior Redemption Note" shall mean the Company's subordinated promissory note payable to Jack Van Der Ploeg in the original principal amount of $1,500,000 in the form of the promissory note attached hereto and incorporated herein as Exhibit D.

         "Knowledge of the Shareholders", or the like, shall mean the actual knowledge of the Controlling Shareholders.

         "Law(s)" shall mean, collectively, all federal, state, local, municipal, foreign, international or multinational constitutions, laws, statutes, treaties, ordinances, rules, regulations, codes, or principles of common law.

         "License(s)" shall mean, collectively, governmental (including federal, state, local, municipal, foreign or international), regulatory, administrative and non-governmental licenses, permits, approvals, certifications, accreditations, notices and other authorizations.

         "Management Stock Agreement" shall mean the Management Stock Agreement in the form attached hereto and incorporated herein as Exhibit E.

         "Material Adverse Effect" shall mean, whether singly or in the aggregate, a material adverse effect upon the Company, its business, assets, condition (financial or otherwise) or prospects. Any liability of the Company exceeding $50,000, any cost or expense incurred by the Company exceeding $50,000, any diminution in the value of the Company's assets or its annual net income exceeding $50,000 shall, without limiting the generality of the foregoing, be deemed to result in a material adverse effect.

         "Most Recent Balance Sheet" shall mean the balance sheet of the Company as of December 31, 1998 included within the Financial Statements.

         "Most Recent Balance Sheet Date" shall mean December 31, 1998.

         "Non-Controlling Shareholders" shall have the meaning set forth in the opening paragraph of this Agreement.

         "Notice of Claim" shall mean a certificate signed by the indemnified party or its authorized representative: (i) stating that the indemnified party has paid or accrued (or intends to pay or accrue) Indemnifiable Damages to which it is entitled to indemnification pursuant to Article IX and the amount thereof (to the extent then known); and, (ii) specifying to the extent possible (A) the individual items of loss, damage, liability, cost, expense or deficiency included in the amount so stated, (B) the date each such item was or will be paid or accrued and (C) the basis upon which Indemnifiable Damages are claimed.

         "Notice of Objection" shall mean a written notice of objection by the indemnifying party which shall set forth the grounds upon which the objection is based and state whether the indemnifying party objects to all or only a portion of the matter described in the Notice of Claim.

         "Order(s)" shall mean all decisions, injunctions, writs, guidelines, orders, arbitrations, awards, judgments, subpoenas, verdicts or decrees entered, issued, made or rendered by any Governmental Authority.

         "Ordinary Course" shall mean an action taken by a Person in the ordinary course of the Person's business, consistent with the past practices of the Person, and such action is similar in nature and magnitude to actions customarily taken, without an authorization by that Person's Board of Directors (or other Persons exercising similar authority), in the ordinary course of the day-to-day operations of that Person.

         "Permitted Encumbrances" shall mean with respect to both the North Prairie and Genesee properties, municipal and zoning ordinances and general property taxes not yet due and payable; and, with respect to the North Prairie property, the following recorded documents--Utility Easement recorded as Document No. 486833, Access Limitation recorded as Document Nos. 486308 and 505764, and in the Plat of Oakridge Business Park, 50' building setback line along S.T.H 59, Affidavit regarding water service recorded as Document

Nos. 1418212 and 1446253, Water Trust Agreement recorded as Document Nos. 1026481, 1319244, 1557363 and 1557362; and, with respect to the Genesee property, the following exceptions and recorded documents--rights to use that portion of the Genesee property lying within the boundary of Hillside Road (Drive) as shown on the survey described in Section 7.11 hereof, Utility Easement recorded as Document No. 672193, Holding Tank Agreement recorded as Document No. 1930455, and encroachment of gravel parking area to land to the south.

         "Permitted Lien" shall mean Financing Statements of M&I Marshall & Ilsley (as secured party) filed as Nos. 0872986 and 1453828, Financing Statement of Firstar Trust Co. (as secured party) filed as No. 1454095, Financing Statements of M&I First National Leasing Corp. (as secured party) filed as No. 1530743, and Financing Statement of Mellon First United Leasing (as secured party) filed as No. 1750556; and, with respect to the North Prairie property, the WHEDA Mortgage recorded as Document No. 1992551, the M&I Marshall & Ilsley Mortgage recorded as Document No. 1992552, the M&I Marshall & Ilsley Mortgage recorded as Document Nos. 1376360, 1581153 and 1980357, and Financing Statement to M&I Marshall & Ilsley filed as No. 762619; and, with respect to the Genesee property, the M&I Marshall & Ilsley Mortgage recorded as Document Nos. 1376360, 1581153 and 1980357, and M&I Marshall & Ilsley Mortgage recorded as Document No. 1992709.

         "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, estate, association, unincorporated organization, governmental body or political subdivision.

         "Personal Property" shall mean all tangible personal property of the Company, whether or not reflected on the Most Recent Balance Sheet and all tangible personal property acquired by the Company since the Balance Sheet Date.

         "Real Property" shall mean, collectively, the Owned Real Estate, Leased Real Estate, and any other real property heretofore owned or used by the Company in or in connection with the conduct of the Company's business.

         "Receivables" shall mean all accounts and notes receivable of the Company reflected on the Most Recent Balance Sheet, or on the accounting records of the Company as of the Closing Date.

         "Redeemed Shares" shall mean 271,063 Shares purchased and redeemed by the Company from the Shareholders pursuant to Section 2.1 hereof as set forth on Exhibit A.

         "Redemption Note(s)" shall mean any one or all of the Company's subordinated promissory notes payable to the Shareholders in the form of the promissory note attached hereto and incorporated herein as Exhibit F-1, for the principal amounts set forth on Exhibit F-2.

         "Related Party" shall mean (i) any Shareholder or (with respect to any Shareholder which is a partnership, corporation, limited liability, trust, association or other entity) any partner, shareholder, officer, director, member, manager, trustee, beneficiary or affiliate of such Shareholder, (ii) any officer or director of the Company,
(iii) any spouse, sibling, in-law or lineal descendant of any Related Party, and
(iv) any Person who, directly or indirectly, controls or is controlled by or is under common control with the Company or the Shareholders, including, without limitation, each of the GMK Companies.

         "Release"   shall  mean  the  Release   executed  by  the   Controlling
Shareholders in the form attached hereto and incorporated herein as Exhibit G.

         "Shareholders"   shall  mean  the  Controlling   Shareholders  and  the
Non-Controlling Shareholders.

         "Subsidiaries" or, individually, "Subsidiary" shall mean any Person in which the Company owns stock, other securities or any other ownership interest (other than ownership of less than three percent (3%) of the stock or securities of a corporation, partnership, limited liability company or other entity whose shares are listed on a nationally recognized securities exchange or are traded over-the-counter, and which stock or securities are held by the Company solely as an investment) and any other investment by the Company in any Person.

         "Tax" shall mean any income, capital gains, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, gift, estate, alternative or add-on minimum, estimated, or other tax levy, assessment, tariff, duty, customs duty, deficiency, or fee of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, imposed, assessed, or collected by or under the authority of any Governmental Authority or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, customs duty, deficiency, or fee.

         "Tax Return" shall mean any return, declaration, report, election, estimate, claim for refund, notice, form, information return or statement, or other document or information filed or required to be filed with any Governmental Authority with respect to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

         The following capitalized terms used in the Agreement shall have the meanings ascribed thereto in the Section of the Agreement set forth across from each such term.

          Defined Term                                   Section

          Agreement                                      Caption
          Benefit Plans                                  4.24(a)
          Commitments                                    7.10
          Control                                        Definitions
          ERISA                                          4.24(a)

          GMK                                            6.20
          GMK Companies Savings Plan                     6.20
          Indemnitee                                     9.1
          Insurance                                      4.14
          Insurance Recovery                             9.6(d)
          Intellectual Property                          4.13
          Investor                                       Caption
          Leased Real Estate                             4.8(a)
          Net Worth                                      7.15
          New Company Savings Plan                       6.20
          Owned Real Estate                              4.8(a)
          Permitted S Distribution Amount                6.2
          Products Liability                             4.25
          Projections                                    5.9
          Redemption Price                               2.1
          Redemption Price Cash Adjustment               2.1
          Securities Act                                 4.7
          Shareholders Agreement                         3.1
          Shares                                         Recitals
          Title Company                                  7.10
          Transaction Costs                              10.4
          Transfer Date                                  6.20
          Valuation Date                                 6.20
          Year 2000 Compliant                            4.13(b)

                                   ARTICLE I

                                   INVESTMENT

         1.1 Investor Investment. On the Closing Date, and subject to the terms and conditions hereof, Investor will (i) purchase the Investor Shares from the Company for an aggregate subscription price of $3,000,000 paid to the Company and (ii) loan the Company $1,500,000 upon the terms set forth in the Investor Note. The subscription price for the Investor Shares and the $1,500,000 loan proceeds shall be paid to the Company, at Closing, by wire transfer of federal funds.


                                   ARTICLE II

                                   REDEMPTION

         2.1 Shares Redeemed. On the Closing Date, and subject to the terms and conditions hereof, the Shareholders will sell to the Company, and the Company will purchase and redeem from the Shareholders, the Redeemed Shares, with each Shareholder selling the number of Redeemed Shares set forth opposite his or her name on Exhibit A attached hereto. The total redemption price ("Redemption Price") to be paid by the Company for the

Redeemed Shares shall be Eighteen Million Five Hundred Thousand Dollars ($18,500,000.00); provided, however, that if the Closing does not occur on or before March 1, 1999, the Redemption Price shall be increased by the sum of $4,050 cash for each day after March 1, 1999 until the day immediately preceding the date on which the Closing occurs (the "Redemption Price Cash Adjustment").

         2.2 Agency for Shareholders.

         (a) Appointment and Acceptance. The Non-Controlling Shareholders irrevocably appoint the Agents as their agent and attorney-in-fact for all the Shareholders for the purpose of effectuating the consummation of the transactions contemplated by this Agreement. The Agents accept such appointment. Except as otherwise specifically provided herein, the Agents shall have full and complete power and authority to do any and all things necessary or advisable in their opinion to consummate the transactions contemplated by this Agreement and, in connection therewith, to have and exercise all of the rights, powers and duties of, and discretions provided to, the Shareholders under this Agreement to the same extent that each of the Shareholders personally otherwise would possess.

         (b) Powers. Specifically, and not in limitation of the foregoing general authority, the Agents shall have the power and authority for and on behalf of each of the Shareholders to:

                  (i) Attend and represent the Shareholders at the Closing and to execute all documents and take all other actions on behalf of the Shareholders necessary or appropriate to effectuate the transaction contemplated hereby;

                  (ii) Receive on behalf of, and disburse to, the Shareholders the Redemption Price;

                  (iii) Sign amendments to this Agreement, and sign or give receipts, certificates, consents, waivers, schedules, releases, instructions, notices, statements, agreements and other documents in connection with this Agreement;

                  (iv) Accept service of process or give and receive any notices required or permitted to be given or received pursuant to this Agreement;

                  (v) Settle, compromise, negotiate and pay any claims for indemnification pursuant to Article IX hereof;

                  (vi) Pay any and all costs and expenses, including professional fees and investment advisor fees, incurred, or to be incurred, by or on behalf of the Shareholders in connection with this Agreement, and to charge such fees among all Shareholders in a fair and equitable manner; and

                  (vii) Bind the Shareholders to any obligations which are not inconsistent with the terms of this Agreement.

         (c) Reliance; Irrevocable Power. Investor, the Company, the Agents and any third party may rely on the power of attorney and agency hereby granted by the Shareholders in favor of the Agents, and specifically may rely on any amendments, receipts, certificates, consents, waivers, schedules, releases, instructions, notices, statements, agreements or other documents signed or otherwise provided by the Agents with respect to any matter in connection with this Agreement. Any such consent, waiver, schedule, release, instruction, notice, statement, agreement or document shall bind all the Shareholders, their heirs, executors, successors and assigns. The power of attorney and agency herein granted are: intended to benefit Investor, the Company and the Agents; relied upon by Investor, the Company and the Agents; and, coupled with an interest and shall be irrevocable.

         (d) Indemnity. The Shareholders jointly and severally indemnify and agree to defend and hold Investor, the Company and the Agents harmless from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) arising out of any claim against Investor, the Company and the Agents by whomsoever asserted to the effect that the Agents did not act properly, or were not properly and irrevocably authorized to act, as each Shareholder's agent and attorney-in-fact. The provisions of this Section shall be applied in accordance with the terms of Article IX hereof.

         (e) Agents' Liability. The Agents shall have no liability to the Shareholders for any actions taken in good faith by the Agents in accordance with this Agreement and or in a manner which the Agents reasonably believed to be authorized in accordance with this Agreement.

         (f) Action by Agents. The Agents shall act by the majority vote of the Agents.

         (g) Successor Agents. In the event any Agent is unable or unwilling to continue as an Agent, a successor Agent shall be appointed by the Shareholders within 30 days of such termination upon receiving the approval of Shareholders holding a majority of the Shares held by the Shareholders immediately prior to the Closing. In the event the Shareholders are unable or unwilling to select a successor Agent within 30 days of such termination, the remaining Agent(s) shall promptly designate the successor.

         2.3 Manner of Payment. The Redemption Price shall be paid as follows:

         (a) To Kuyers.

               o    Cash in the sum of $3,299,757; and

               o The Company's issuance of a Redemption Note in the original principal amount of $1,000,000.

         (b) To Mainman.

               o    Cash in the sum of $4,801,253; and

               o The Company's issuance of a Redemption Note in the original principal amount of $1,000,000.

         (c) To Van Der Ploeg.

               o    Cash in the sum of $2,522,251;

               o The Company's issuance of a Redemption Note in the original principal amount of $350,000; and

               o The Company's issuance of the Junior Redemption Note in the original principal amount of $1,500,000.

         (d) To Barnabas Foundation.

               o    Cash in the sum of $3,002,992.

         (e) To Milwaukee Foundation Corporation.

               o    Cash in the sum of $1,023,747.

; provided, however, that any Redemption Price Cash Adjustment shall be paid at Closing in cash to all Shareholders in proportion to the number of Redeemed Shares redeemed from each Shareholder.

         (f) Cash. Each of the cash payments described above shall be paid by wire transfer of federal funds to an account designated by each respective Shareholder at least two business days prior to the Closing Date.

         (g) Non-Proportional Manner of Payment. The Shareholders acknowledge that, although the Redemption Price is paid ratably among them based upon their respective ownership of Redeemed Shares, the manner of payment (i.e., cash, Redemption Note or Junior Redemption Note) has been specifically agreed upon by them and is intentionally non-proportional as among them.

         2.4 Closing. The Closing shall be held at the offices of Michael Best & Friedrich LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 o'clock A.M., on the Closing Date, or at such other time and place as the Agents and Investor mutually may agree. The Closing shall be effective as of 12:01 a.m. on the Closing Date. If the Closing has not occurred by March 31, 1999, this Agreement shall terminate and be of no further force or effect, except that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

         2.5 Agreement to Subordinate. At Closing, the Controlling Shareholders and Investor shall execute the Intercreditor Agreements. In the event that, subsequent to the Closing, the Company extends, amends, modifies, refinances or replaces the senior indebtedness described in the Intercreditor Agreements, whether or not with the senior lender named in such agreement, each Controlling Shareholder and Investor shall, upon the request of the Company, execute any such other subordination or intercreditor agreement as may be requested by the Company, provided that no such subsequent subordination or intercreditor agreement shall impose terms or conditions upon the Controlling Shareholders or Investor as are more adverse than those contained in the Intercreditor Agreements.

                                  ARTICLE III

           INDIVIDUAL AND SEVERAL REPRESENTATIONS OF THE SHAREHOLDERS

         In order to induce Investor and the Company to enter into this Agreement, each Shareholder, individually and severally, makes the following representations and warranties to Investor and the Company, each of which shall be deemed to be independently material and relied upon by Investor and the Company, regardless of any investigation made by, or information known to, Investor and the Company.

         3.1 Ownership of Shares. Shareholder is the record and beneficial owner of the kind and number of Shares as are set forth opposite Shareholder's name on Exhibit A. Shareholder owns such Shares free and clear of all liens, encumbrances, pledges, claims and other security interests and all such shares are validly issued, fully paid and nonassessable, except as provided in Section 180.0622(2)(b) of the Wisconsin Statutes. Except for that certain Shareholders Agreement dated October 22, 1986 and the Permitted Transferee Agreements dated August 30, 1996 and the Acceptances to Gift of Stock and Stock Powers dated December 30, 1998 and February 1, 1999 (collectively, the "Shareholder Agreement"), none of the Shares owned by Shareholder is subject to any Order or Contract, including, but not limited to, any marital property agreement, voting trust or proxy relating to the exercise of voting rights, management provision or subjecting such stock to transfer restrictions. By paying the Redemption Price, the Company will acquire title to Shareholder's Redeemed Shares, free and clear of all liens, encumbrances, pledges, claims, other security interests, voting trusts, proxies or such other agreements.

         3.2 Enforceability; Conflicting Obligations. Shareholder has all necessary power and authority to enter into and consummate the transactions contemplated by this Agreement in accordance with its terms and to sell to the Company the Redeemed Shares as are set forth opposite Shareholder's name on Exhibit A. This Agreement is Shareholder's valid and binding obligation, enforceable against Shareholder in accordance with its terms. Except as described on the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the sale of the Redeemed Shares contemplated hereby will not, conflict with or violate the provisions of any Contract, Order, Law or restriction (or, if Shareholder is other than an individual, its organizational documents) to which Shareholder is a party or subject, or to which Shareholder is bound.

                                   ARTICLE IV

        JOINT AND SEVERAL REPRESENTATIONS OF THE CONTROLLING SHAREHOLDERS

         In order to induce Investor and the Company to enter into this Agreement, the Controlling Shareholders, jointly and severally, make the following representations and warranties to Investor and the Company, each of which shall be deemed to be independently material and relied upon by Investor and the Company, regardless of any investigation made by, or information known to, Investor. Any matter described on the Disclosure Schedule shall be set forth with reference to each separate Section of this Agreement to which the matter relates. In the event of any inconsistency between the statements in this Agreement and those in the Disclosure Schedule (other than an exception permitted by this Agreement to be expressly set forth as such in the Disclosure Schedule with respect to a specifically identified Section of this Agreement) the statements in this Agreement will control. All references in this Agreement to the Company, its business, assets, condition (financial or otherwise) or business prospects and all references to documents, instruments or other agreements to be delivered by the Company at Closing shall mean and include the Company and each Subsidiary required to be set forth on the Disclosure Schedule, unless the context clearly and specifically limits the meaning solely to Zero Zone, Inc.

         4.1 Subsidiaries. The Company has no Subsidiaries. The Company has had no former Subsidiaries, except for Zero Zone International, Inc., which was dissolved on June 30, 1998, and Desert-Aire Corp., all the stock of which was distributed to the Controlling Shareholders as of December 31, 1997.

         4.2 Organization and Qualification. The Company is a corporation duly organized and validly existing and in good standing under the Laws of the State of Wisconsin. For purposes hereof, the phrase "good standing under the Laws of the State of Wisconsin" means that the Company has, during its most recently completed fiscal year, filed with the Wisconsin Department of Financial Institutions an annual report required by Wis. Stats. ss.180.1622 and has not filed Articles of Dissolution. The Company is qualified to transact business as a foreign corporation or organization in the jurisdictions set forth on the Disclosure Schedule, and the Company is not otherwise required to be so qualified in any other jurisdiction wherein the failure to be so qualified would have a Material Adverse Effect.

         4.3 Conflicting Obligations. The execution and delivery of this Agreement do not, and the consummation of the sale of the Redeemed Shares contemplated hereby will not: (a) conflict with or violate any provisions of the articles of incorporation or by-laws, or other organizational documents, of the Company; (b) except as described on the Disclosure Schedule, conflict with or violate any provisions of, or result in the maturation or acceleration of, any obligations under any Contract, Order, License or Law to which the Company is subject or to which the Company is a party; or (c) except as described on the Disclosure Schedule, violate any restriction or limitation, or result in the termination of any right (or give any third party the right to cause such termination) of any kind to which it is bound or has.

         4.4 Third Party Consents. Except as set forth on the Disclosure Schedule, no third-party consents, approvals or authorizations are necessary for the execution and consummation of the transactions contemplated hereby, nor are any such consents, approvals or authorizations required in order to enable the Company to continue to enjoy the benefits of any Contract, License or other rights of the Company in accordance with their existing terms.

         4.5 Capitalization. The entire authorized capital stock of the Company consists of 560,000 shares of common stock, $0.10 par value per share, of which 285,715 shares are issued and outstanding. The Shareholders own all of the issued and outstanding capital stock of the Company in the respective amounts set forth on Exhibit A. Except as described on the Disclosure Schedule, there are no outstanding options, warrants, convertible securities or other rights to subscribe for or acquire any capital stock or other ownership interest of the Company, or securities convertible into capital stock or other ownership interest of the Company. All such capital stock, and options, warrants, convertible securities or other rights listed on the Disclosure Schedule have been validly issued in compliance with applicable Laws and all pre-emptive rights applicable thereto, whether by Law or Contract.

         4.6 Organizational Documents. The Controlling Shareholders previously have delivered to the Investor and its counsel true, correct and complete copies of the articles of incorporation and by-laws, as amended, of the Company.

         4.7 Financial Statements. Attached to the Disclosure Schedule are true and complete copies of the Financial Statements. The Company's books and records of accounts are maintained in all substantial respects in the manner required by
Section 13(b)(2) of the Securities Act of 1934, as amended (the "Securities Act") (whether or not the Company is subject to the Securities Act). The Financial Statements have been prepared based upon and in conformity therewith. The Financial Statements have been prepared in accordance with GAAP maintained and applied on a consistent basis throughout the indicated periods, and fairly present the financial condition and results of operation of the Company and its consolidated Subsidiaries at the dates and for the relevant periods indicated. True and correct copies have been delivered to Investor of all written reports submitted to the Company or the Controlling Shareholders by the Company's auditors since January 1, 1994 relating to the findings of audits or examination of the books and records of the Company.

         4.8 Real Property; Leases.

         (a) Good Title; Condition. The Disclosure Schedule sets forth a true and correct legal description and street address of all real properties owned by the Company (including its Subsidiaries) (the "Owned Real Estate") and all real properties, if any, leased or rented by the Company (including its Subsidiaries) (the "Leased Real Estate"). The Company has good and marketable fee simple title to all Owned Real Estate (including buildings, structures and fixtures thereon or attached thereto), and has good and marketable leasehold title to all Leased Real Estate (including buildings, structures and fixtures thereon or affixed thereto), in each case free and clear of all mortgages, liens, leases or sub-leases, security interests, easements, covenants, rights-of-way and other encumbrances or restrictions of any nature whatsoever, except for Permitted Encumbrances, the Permitted Liens and any other encumbrances described on the Disclosure Schedule. To the Shareholders' Knowledge, all buildings, structures and other improvements on the Owned Real Estate or Leased Real Estate are in reasonably good condition and repair (normal wear and tear excepted) and within the lot lines and do not encroach on the properties of any other Person. The use and operation of the Owned Real Estate and Leased Real Estate conform to all applicable building, zoning, safety, and other Laws and Licenses and all other restrictions and conditions. No portion of any of the Owned Real Estate or Leased Real Estate is located in a 100-year flood plain, flood hazard area or designated wetland area. The Company has not received any written or oral notice of, nor do the Shareholders have any Knowledge of: (i) except as described on the Disclosure Schedule, any existing or contemplated assessments for public improvements against the Owned Real Estate or Leased Real Estate or (ii) any written or oral notice or order by any Governmental Authority, any insurance company which has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that: (A) relates to violations of building, safety or fire ordinances or regulations, (B) claims any defect or deficiency with respect to any of such properties; or (C) requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same. There are no arrangements for the deferral of taxes or assessments for any of the Owned or, to the Knowledge of the Shareholders, Leased Real Estate. The Shareholders have no Knowledge of any pending or threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Owned Real Estate or Leased Real Estate. Those public utilities (including water, gas, electric, storm and sanitary sewage, and telephone utilities) required to operate the facilities of the Company upon the Owned Real Estate, and to the Knowledge of the Shareholders those public utilities required to operate the facilities used by the Company upon the Leased Real Estate, are available to such facilities, and such utilities enter the boundaries of such facilities through adjoining public streets or easement rights-of-way. Such public utilities are all connected pursuant to valid Licenses, are all in good working order, are adequate to service the operations of such facilities as currently conducted and permit full compliance with all requirements of Law.

         (b) Leased Real Estate. Each parcel of the Leased Real Estate is the subject of a written lease agreement, and, except as described on the Disclosure Schedule, there are no oral terms or past practice inconsistent with the written terms thereof. All such leases are valid and binding agreements, enforceable in accordance with their respective terms, and are in full force and effect. The Company has performed all obligations required to be performed by it to date under each such lease and is not in breach or default in any respect thereunder, and there has been no event which, with the giving of notice or the lapse of time or both, would become a breach or default thereunder on the part of the Company or, to the Knowledge of the Shareholders, the other parties to any such lease. To the Knowledge of the Shareholders, no lessor or landlord to any of such leases is in breach or default thereunder.

         4.9 Personal Property. Except for such Personal Property as has been disposed of in the Ordinary Course since the Most Recent Balance Sheet Date, the Company owns good title to all property which it purports to own including, but not limited to, the Personal Property, free and clear of all security interests, including any conditional sale or other title retention agreements, liens,
claims,  charges,   pledges,   exceptions,   and  defects  of  title
and other encumbrances of any kind, except as otherwise described on the Disclosure Schedule. All Personal Property of the Company is located upon the Company's premises, except as otherwise described on the Disclosure Schedule, and (except for Personal Property acquired or disposed of in the Ordinary Course since the Most Recent Balance Sheet Date or which has been fully depreciated or written off in accordance with GAAP) is reflected on the Most Recent Balance Sheet. To the Shareholders' Knowledge, all Personal Property is in reasonably good condition and repair (normal wear and tear excepted).

         4.10 All  Necessary  Assets;  Capital  Expenditures  and  Repairs.  The
Company owns or, pursuant to a Contract or License, possesses valid and enforceable rights to use all assets which are used in or necessary for the conduct of the Company's business as presently conducted and as presently planned to be conducted. Except as described on the Disclosure Schedule, to the Knowledge of the Shareholders, no capital expenditures relating to the Owned Real Estate, Leased Real Estate or Personal Property (excluding normal maintenance and repairs made consistently with past practice and which are required to be expensed for federal income tax purposes) or remediations suggested or required by any applicable Governmental Authority or insurer, in the next twelve (12) months in an amount exceeding $100,000 in the aggregate are necessary to carry on the Company's business as it is presently conducted, nor are any such expenditures planned.

         4.11 Receivables. All of the Receivables arose and will arise solely from bona fide transactions in the Ordinary Course, and, to the Knowledge of the Shareholders, are not and will not be subject to contest, counterclaim or set-off and are not and will not be otherwise in dispute. All of the Receivables have been and will be good and collectible in full (less only the allowance for doubtful accounts in the amount of $100,000 reflected on the Most Recent Balance Sheet), and will be collected (less only such allowance) within 120 days following the Closing Date.

         4.12 Inventories. The inventories of the Company consist solely of raw materials, supplies, work-in-process and finished goods and have been valued at the lower of cost or market. Except as described on the Disclosure Schedule, the inventories consist of a quality and quantity which are usable and salable at normal profit margins and within customary time periods in the Ordinary Course and contain no material amount of slow-moving, obsolete or damaged items. The inventories which consist of work-in-process are being completed on schedule and there are no forfeitures, chargebacks or penalties which have been or will be incurred due to the failure of the Company to complete the work-in-process in a timely manner. The values at which inventories are reflected on the Financial Statements have been determined on a FIFO basis in accordance with generally accepted accounting principles consistently applied for all periods, with appropriate write-downs for slow-moving, obsolete and damaged merchandise. Except as described on the Disclosure Schedule, none of the inventories has been consigned to others, nor are any inventories consigned to the Company. All inventories are located at the Owned Real Estate or Leased Real Estate, except as described on the Disclosure Schedule. To the Shareholders' Knowledge, the inventories are sufficient and adequate for, but are not in excess of the level appropriate to, the customary conduct of the Company's business as it previously has been conducted.

         4.13 Intellectual Property. (a) The Disclosure Schedule lists (or, in the case of trade secrets and secret processes, generally describes) all of the following which are owned by the Company or used or intended to be used by the Company in the Company's business (other than any which are routinely embodied in off-the-shelf products purchased or licensed by the Company as to which the Company possesses a fully paid and perpetual, royalty-free license granted in connection with the purchase of such products to use the same in conjunction with such products): (i) patents and patent application, (ii) trademarks, trade names, service marks and registrations and applications for registrations thereof (including, but not limited to, "Zero Zone" and "Maximizer"), (iii) copyrights and copyright registrations, and (iv) trade secrets and secret processes (the "Intellectual Property"). The Disclosure Schedule lists for each item of Intellectual Property owned by the Company and which is patented or registered with the United States or any foreign or state agency or office, the patent or registration number thereof, the date of patent issuance or registration and the agency or office where so patented or registered. The Intellectual Property is all of the intellectual property that is used in or necessary for the conduct of the Company's business, as presently conducted. Except as otherwise described on the Disclosure Schedule, the Company is the sole owner of all right, title and interest in the Intellectual Property. With respect to any Intellectual Property which is not owned by the Company, the Company has valid, binding and enforceable rights to use such Intellectual Property. There are no interference, opposition or cancellation proceedings pending or, to the Knowledge of the Shareholders, threatened against the Company or the Intellectual Property. The use of the Intellectual Property does not infringe upon the rights of any third party. No claim, suit or action is pending or, to the Knowledge of the Shareholders, threatened alleging that the Company is infringing upon the intellectual property rights of others. Except as set forth on the Disclosure Schedule, the Company has not licensed or permitted any third party to use any of the Intellectual Property.

         (b) Year 2000 Compliance. Except as described on the Disclosure Schedule, all computer hardware, software and databases used by the Company are Year 200 Compliant and the Company will not after the Closing be affected by, incur any cost, liability or expense which arises from the failure of the
Company's hardware, software and databases to be Year 2000 Compliant. For purposes of this Section, "Year 2000 Compliant" means that such hardware, software or database operates, and will operate accurately and without interruption, prior to and after December 31, 1999, when referring to, or involving, any year or date in the twentieth or twenty-first centuries to the extent that other information technology used in conjunction with the Company's computer hardware, software and databases properly exchanges data with the Company's hardware, software and databases. Except as described on the Disclosure Schedule, to the Knowledge of the Shareholders, the information technology used in conjunction with the Company" computer hardware, software and databases properly exchanges data with the Company's hardware, software and databases.

         4.14 Insurance.

         (a) General. The Disclosure Schedule lists and contains a description of each policy of insurance owned or held by the Company currently in effect (including without limitation, policies for fire and casualty, liability,
workers'  compensation,   business
interruption, umbrella coverage, products liability, medical, disability and other forms of insurance) specifying the insurer, amount of coverage, type of insurance, policy number, deductible limits and any pending claim in excess of $10,000, whether or not covered by insurance (the "Insurance"). True and complete copies of each policy of Insurance have been previously delivered to Investor. The Insurance is in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received by the Company with respect to any such policy. Except as described on the Disclosure Schedule, the Insurance is sufficient for compliance in all material respects with all requirements of Law and with all Contracts to which the Company is a party. The polices evidencing the Insurance are valid, outstanding and enforceable policies subject to the terms and conditions contained therein, and, to the Knowledge of the Shareholders, there has not occurred any act or omission of the Company which could result in cancellation of any such policy prior to its scheduled expiration date. The Company has not received any notice from or on behalf of any insurance carrier issuing any such policy to the effect that: (i) insurance rates will hereafter be substantially increased; (ii) there will be no renewal of any such policy; or (iii) , except as described on the Disclosure Schedule, alteration of any personal or real property or purchase of additional equipment, or modification of any method of doing business, is required or suggested. None of such policies will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

         (b) Denials of Coverage. Since January 1, 1996, the Company has not been refused any insurance with respect to the Company's assets or operations, nor has the Company's coverage been limited by any insurance carrier to which it has applied for or with which it has carried insurance.

         (c) Claims. The Disclosure Schedule describes a summary of information pertaining to all claims (other than workers' compensation claims) of property damage and personal injury or death against the Company which are currently pending or were made since January 1, 1996 in excess of $5,000. Except as set forth on the Disclosure Schedule, all of such claims are fully satisfied or are being defended by an insurance carrier and involve no exposure to the Company.

         4.15 Licenses. The Company possesses all Licenses (including, without limitation, to occupancy permits for real estate and permits required pursuant to Environmental laws) as are necessary for the consummation of the transactions contemplated hereby or the conduct of its business or operations, the failure to possess which would have a Material Adverse Effect. The Disclosure Schedule described a list of all of the Licenses, and true and complete copies of each written document evidencing or affecting any of the Licenses have been previously delivered to Investor. There are no material oral modifications or past practice inconsistent with the written terms of any License. The Company has fully performed and is in compliance with the terms and conditions of all of the Licenses, to the extent noncompliance would have a Material Adverse Effect, and, to the Knowledge of the Shareholders, no state of facts exists which, with the giving of notice, the passage of time, or both, would give rise to any such noncompliance by the Company with such Licenses. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in the revocation, or an adverse change in the terms or conditions, of any of the Licenses, and all Licenses shall continue in full force and effect in accordance with their present terms unaffected by the consummation of the transactions contemplated hereby.

         4.16  Material   Contracts  and  Other   Descriptions  and  Lists.  The
Disclosure Schedule identifies and briefly describes the following:

         (a) Leases. All leases or rentals of real or personal property by or from the Company, including the leases described in Section 4.8 hereof;

         (b) Owned Personal Property. All items of Personal Property owned by the Company which have a book value or estimated current market value in excess of $5,000;

         (c) Certain Agreements. A list of the following described types of Contracts or documents: (i) dealership, distributorship, sales representative or similar Contracts; (ii) license, royalty or similar Contracts; (iii) railroad track or spur track; and (iv) royalty, commission, or other contingent Contracts (other than employment agreements described in Section 4.16(f), below) pursuant to which the Company's obligation to make payments is in excess of $25,000 per year, or pursuant to which the Company's obligation to make payments is dependant upon sales, revenues, income, success or other variable standard;

         (d) Other Financial Obligations. A list of any other Contract (other than purchase orders incurred in the Ordinary Course) which requires the Company to pay or expend, after the Closing, more than $25,000 in any single instance or $100,000 in the aggregate of all such instances with the same or related parties;

         (e) Personnel. A list of: (i) all officers and directors of the Company; (ii) the names and current annual salary rates (and bonus, incentive or commission arrangements) of all present employees and agents of the Company who receive aggregate cash remuneration at an annual base rate of $40,000 or more;
(iii) all loans (other than travel or business expense advances made in the Ordinary Course) made by the Company to its employees and a statement of the terms thereof; (iv) a list of all the Company's employees who are currently laid off or on parental, disability, or other leave; and (v) a list of all retired employees and directors of the Company, or their dependents, who have received or are scheduled to receive benefits (other than the exercise of COBRA rights) from the Company and a description of the type and amount of all such benefits;

         (f) Employment Contracts. A list of all employment bonus, incentive compensation, and salary continuation, Contracts in effect or under which any amounts remain unpaid, on the date of this Agreement or to become payable or effective after the date of this Agreement;

         (g) Terminated Employees. A list of all employees earning base salary at an annual rate of $40,000 or more who have terminated employment since January 1, 1997, who, to the Knowledge of the Shareholders, have announced their intention to terminate employment or who any Shareholder has reason to believe will terminate their employment within six months after the Closing Date.

         (h) Loans and Borrowing Agreements; Guaranties; Indemnities. A list of each (i) loan, credit, grant or borrowing arrangement, indenture or Contract; or
(ii) Contract by which the Company has guaranteed or otherwise become liable or contingently liable for, or indemnified against, the debt or obligations of another;

         (i) Bank Accounts. The name of each bank or savings and loan association, or commodities or securities firm, in which the Company has an account or safe deposit box, the numbers of each such account or box, and the names of all Persons having power to borrow, discount debt obligations, cash or draw checks, enter boxes, sell or buy securities, or otherwise act on behalf of the Company in any dealings with such bank or savings and loan association, commodities or securities firm;

         (j) Capital Expenditures. A list of all outstanding written or oral commitments by the Company to make a capital expenditure, capital addition or capital improvement;

         (k) Non-Compete Covenants. A list of any written or oral covenants not to compete, non-solicitation covenants and non-disclosure covenants in favor of the Company, or binding upon or against the Company;

         (l) Powers of Attorney. The names of all Persons holding powers of attorney from the Company and a summary statement of the terms thereof;

         (m) Memberships. A list of trade association memberships owned by the Company;

         (n) Bonds. A list of performance, bid or completion bonds, or letters of credit;

         (o) Discounts. A list of any Contract, arrangement or program pursuant to which the Company has offered, promised or made available to its customers, or any group of customers, any volume discount, rebate, credit or allowance; and

         (p) Non-Ordinary Course Agreements. A list and description of any Contract or arrangement upon the Company and which was made or entered into other than in the Ordinary Course.

         Accurate and complete copies of each written Contract or document described in this Section heretofore have been previously furnished to Investor or are attached to the Disclosure Schedule.

         4.17 Litigation. Except as set forth on the Disclosure Schedule, there is not now, and there has not been since January 1, 1996, any litigation, claim, proceeding or investigation pending, or, to the Knowledge of the Shareholders, threatened against or relating to the Company, its properties or business, or the transactions contemplated herein. The Disclosure Schedule discloses, with respect to each item described thereon, the name or title of the action

(and parties or potential parties thereto), a description of the nature of the action or claim, the disposition of the matter if finally concluded or, if not finally concluded, the current status of the matter and, in the case of pending or threatened matters which have not been finally concluded, an estimate of the maximum liability of the Company in the event of an adverse result. Except as so described, to the Knowledge of Shareholders, no state of facts or circumstances exists which reasonably could be expected to ripen into litigation, proceeding or investigation, or adversely affect the properties, business or prospects of the Company. There is no outstanding Order to which the Company is a party or subject and which adversely affects or may adversely affect its properties, business or prospects.

         4.18 Compliance With Law.

         (a) No Violations. The conduct of the Company's business is in compliance with and does not violate, nor is the Company in default under, any Law, License, or Order to the extent such noncompliance, violation or default would have a Material Adverse Effect. To the Knowledge of the Shareholders, no state of facts exists which, with the giving of notice, the passage or time, or both, would give rise to any such noncompliance with, violation of or default under any such Law, License or Order.

         (b) Recapitalization Authorization. All legal action necessary for the Shareholders' and Company's execution and performance of this Agreement and consummation of the transactions contemplated hereby have been duly and validly taken.

         4.19 Environmental Concerns.

         (a) No Violations. Except as described on the Disclosure Schedule, neither the Company nor any Shareholder (in connection with the Company, its operations or assets) has ever violated or been threatened with or received a notice, directive, violation report or charge asserting any violation of any Environmental Law.

         (b) No Proceedings. Except as set forth on the Disclosure Schedule, since January 1, 1986, no suit, proceeding or other administrative or legal action has ever been instituted against the Company or any Shareholder (in connection with the Company, its operations or assets) by any Governmental Authority or any other Person concerning any Environmental Laws.

         (c) Claims for Remediation. Except as set forth on the Disclosure Schedule, since 1986 neither the Company nor any Shareholder (in connection with the Company, its operations or assets) has ever received from any Governmental Authority or any other Person any claim, demand, directive, order or request to investigate, restore, repair, clean up or otherwise remediate, or to contribute to the costs of investigating, restoring, repairing, cleaning up or otherwise remediating the Real Property.

         (d) Compliance. Except as set forth on the Disclosure Schedule: (i) the Company is, and, to the knowledge of the Shareholders, at all times in the past has been, in compliance with all Environmental Laws; (ii) the Company has obtained all permits, authorizations, licenses, or approvals which are necessary or required under Environmental Laws in connection with the operation of the Company's business, and the Company is in compliance with such permits, authorizations, licenses, and approvals; (iii) no asbestos, urea formaldehyde or polychlorinated biphenyls are present on, at, in or under the Real Property; and (iv) to the knowledge of the Shareholders, none of the assets or operations of the Company is required to be upgraded, modified, or replaced in order to be in compliance with Environmental Laws.

         (e) No Releases. Except as set forth on the Disclosure Schedule: (i) neither the Company nor any Shareholder has disposed of, spilled, discharged, released or otherwise placed any Environmental Materials on, at, in or under the Real Property in violation of the Environmental Laws; (ii) to the knowledge of the Shareholders, no third party has disposed of, spilled, discharged, released or otherwise placed any Environmental materials on, at, in or under the Real Property or any real property adjacent to the Real Property; and (iii) other than the information provided in clauses (i) and (ii) hereof, to the knowledge of the Shareholders, there has been no release, discharge, leakage, seepage or migration of any Environmental Materials from any aboveground or underground storage tank or any other structure currently or previously located on, at, in or under the Real Property.

         (f) Certain Uses. Except as set forth on the Disclosure Schedule: (i) no septic systems or wells exist on, at, in or under the Real Property; (ii) to the knowledge of the Shareholders, the Real Property has never been used as a landfill, dump site or any other use which involves the disposal of Environmental Materials on the Real Property in a manner which may subject the Company to any claim for investigation, remediation or damages, and (iii) except with respect to the storage, use, generation, handling or removal from the Real Property of Environmental materials in the Ordinary Course and in compliance with all Environmental Laws, no Environmental materials are currently located at or ever have been used, generated, treated, stored, disposed of, handled on or removed from the Real Property.

         (g) Storage Tanks. Except as set forth on the Disclosure Schedule, to the knowledge of the Shareholders, no aboveground or underground storage tanks have ever been located on, at, in or under the Real Property.

         (h) List of Reports and Disposal Sites. The Disclosure Schedule includes a list of: (i) all environmental investigative reports, studies or assessments (including, but not limited to, Phase I and Phase II assessments), compliance audits, laboratory analytical data, technical reviews, or the like with respect to the Company, the Real Property, the Company's business or any of the Company's assets and which are in the possession or under the control of the Company, the Shareholders or their respective agents, copies of which are attached hereto; and (ii) all past and present locations Known to the Shareholders where Environmental Materials, which currently are or have been controlled by the Company, have been sent, spilled, released, discharged or disposed.

         (i) Assumption of Liability. Except as set forth on the Disclosure Schedule, the Company has not assumed, either contractually or by operation of law, any liability of any Person (including former Subsidiaries) under any Environmental Laws.

         4.20 Contingent and Undisclosed Liabilities. The Company has no debts, obligations or liabilities, nor is it subject to the imposition of any valid claim by any third party or Governmental Authority arising from (i) the conduct of the Company's business or the ownership or use of its properties on or prior to the date hereof, or (ii) the conduct of any former Subsidiary or the ownership or use of such former Subsidiary's properties on or prior to the date hereof, whether such obligation, liabilities or claims are now known or unknown, fixed or contingent, of any nature whatsoever, except: (i) those fully reflected or reserved against on the Most Recent Balance Sheet, or (ii) those fully disclosed on the Disclosure Schedule, or (iii) those contractual and tax liabilities of the Company which have arisen in the Ordinary Course from the Most Balance Sheet Date through the date hereof and which do not have a Material Adverse Effect.

         4.21 Taxes.

         (a) Tax Returns. The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any such Tax Return) have been paid, and the Company has withheld and paid all Taxes required to be withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company is not the beneficiary of any extension of time within which to file any such Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file income Tax Returns that it is or may be subject to taxation by that jurisdiction.

         (b) Assessments. There is no basis for any Governmental Authority to assess any additional Taxes for any period for which Tax Returns have been or have been required to be filed. There is no dispute or claim concerning any Tax liability of the Company either (i) claimed or raised by any Governmental
Authority in writing or (ii) as to which any of the Shareholders (or any employees responsible for Tax matters) has knowledge. The Disclosure Schedule lists all federal, state, local and foreign Tax Returns filed with respect to any of the Company and its Subsidiaries for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Shareholders have delivered to Investor correct and complete copies of all Tax Return, examination reports and statements of deficiencies assessed against or agreed to by the Company since December 31, 1993.

         (c) Waivers. The Company has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to an assessment or deficiency for such Taxes.

         (d) Certain  Matters.  The  Company has not filed a consent  under Code
Section 341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatements of federal income

Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return other than as set forth on the Disclosure Schedule.

         (e) Reserves. The unpaid Taxes of the Company (i) did not, as of the Most Recent Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet and
(ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

         (f) Certain Liabilities. The Company has no liability for the Taxes of any Person (including a former Subsidiary), other than itself, (i) under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by Contract or (iv) otherwise.

         (g) Subchapter S Status. The Company duly elected to be treated as a small business corporation within the meaning of Code Section 1361 effective for the tax year beginning January 1, 1998, for federal tax purposes and for state tax purposes in all states wherein the Company is or was required to file Tax Returns. Since that date and through the period ending December 28, 1998, the Company has continued such election in effect and such election has not terminated or been revoked.

         4.22 Labor Contracts. Except as set forth on the Disclosure Schedule, the Company is not (and has not since January 1, 1996 been) a party to any collective bargaining agreement or bound to any other Contract with a labor union. The labor relations of the Company are satisfactory in that there has not been since January 1, 1996, nor is there currently, any strike, picketing, slowdown, walkout or work stoppage; nor, to the knowledge of the Shareholders, is any such action threatened. There are no proceedings pending for certification or representation before the U.S. National Labor Relations Board nor, to the Knowledge of the Shareholders, has there been any attempt to organize the U.S. employees of the Company into a collective bargaining unit. There is no investigation pending, nor is there any uncorrected or unresolved citation, complaint or charge issued, by any agency responsible for administering or enforcing Laws relating to labor relations, employee safety or health, fair labor standards and equal employment opportunity nor, to the best knowledge of the Shareholders, is any such proceeding threatened.

         4.23 Performance of Contracts, Etc. The Company is not in default under, nor has it breached any provision of, any Contract to which it is a party or by which it is bound to the extent that such default or breach would have a Material Adverse Effect, and there is no material oral modification or past practice inconsistent with the written terms of any Contract. All of such Contracts and Licenses are currently in full force and effect. To the Knowledge of the Shareholders, the other parties to such Contracts and Licenses have complied with their obligations thereunder and are not in breach thereof. The Company fully has performed and is in compliance with each such term, condition and covenant of each such

Contract required to be performed on or prior to the date hereof to the extent that such nonperformance or noncompliance would have a Material Adverse Effect. To the Knowledge of the Shareholders, no state of facts exists which, with the giving of notice or the passing of time, or both, would give rise to any default under any such Contract or License to the extent such default would have a Material Adverse Effect.

         4.24 Employee Benefit Plans.

         (a) General. The Disclosure Schedule sets forth a true and complete list and brief description of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and other employee benefit plans (including, without limitation, those providing any stock option, stock purchase, stock appreciation right, bonus, deferred compensation, excess benefits, profit sharing, pension, thrift, savings, stock bonus, employee stock ownership, salary continuation, severance, retirement, supplemental retirement, short- or long-term disability, dental, vision care, hospitalization, major medical, life insurance, accident insurance, vacation, holiday and/or sick leave pay, tuition reimbursement, executive perquisite or other employee benefits) maintained, or contributed to, or required to be contributed to, by the Company for the benefit of any U.S. or foreign officers or employees, current or former, active or inactive, of the Company, whether on an active or frozen basis (all the foregoing being herein called "Benefit Plans"). The Company does not have any formal plan or commitment, whether legally binding or not, to create any additional plan or modify or change any existing Benefit Plan that would affect any employee or former employee of the Company, except as required by applicable Law. True, complete and correct copies of the following have been previously delivered to
Investor: (i) each Benefit Plan, including any amendments thereto (or, in the case of any unwritten Benefit Plan, descriptions thereof); (ii) the most recent annual report (Form 5500 series) filed with the IRS with respect to each Benefit Plan (if any such report was filed); (iii) each trust agreement or other funding arrangement relating to any Benefit Plan; (iv) the most recent summary plan description together with each subsequent summary of material modifications required under ERISA with respect to each such Benefit Plan, and all material employee communications relating to each such Benefit Plan; and (v) all currently effective IRS rulings or determination letters relating to any Benefit Plan.

         (b) Administration. Each Benefit Plan has been administered in all respects in accordance with its terms. All of the Benefit Plans and the Company are in compliance in all respects with the applicable provisions of all Laws, including ERISA. All material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Authority or distributed to any Benefit Plan participant have been duly and timely filed or distributed. There are no investigations by any Governmental Authority, termination proceedings or other claims (except claims for benefits payable in the Ordinary Course of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan pending, or to the Knowledge of the Shareholders, pending that could give rise to any liability, and there are not any facts known to the Shareholders that could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

         (c) Contributions; Funding. All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the Benefit Plans and applicable Law have been timely made. No Benefit Plan is subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. Except as described on the Disclosure Schedule, to the Knowledge of the Shareholder, no event has occurred or circumstance exists that is reasonably expected to result in an increase in the premium costs of Benefit Plans that are insured or in an increase of the benefit costs of Benefit Plans that are self-insured.

         (d) Compliance. All the Benefit Plans, as and from the date adopted or as they may have been amended, as, when, and to the extent required, comply, and at all applicable times complied with, the applicable provisions of the Code; ERISA; the Equal Pay Act of 1963, as amended; the Age Discrimination in Employment Act of 1967, as amended; Title VII of the Civil Rights Act of 1964, as amended; all other Laws regulating employment and employee benefits; and all Laws and Orders enacted, issued or promulgated by Government Authorities responsible for the administration or enforcement of one or more of such Laws. Each Benefit Plan that is an employee pension benefit plan within the meaning of
Section 3(2) of ERISA has received a determination letter from the IRS to the effect that such Benefit Plan is currently qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked, nor has revocation been threatened, nor has any such Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or increase its cost. No Benefit Plan, nor any trust established thereunder, shall be amended or terminated by formal action of the Company after the date copies thereof are disclosed, and no Benefit Plan or trust shall be amended or terminated by formal action of the company prior to the Closing Date, except as an amendment may be necessary to effect the transactions contemplated by this Agreement so long as any such amendment does not adversely affect Investor's interests in the Benefit Plan being amended, or as may be adopted as a condition to the issuance of a favorable determination letter by the IRS, or as otherwise may be required to comply with the requirements of ERISA and the Code, or with the prior consent of the Investor.

         (e) Prohibited Transactions; Reportable Events. No non-exempt "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any Benefit Plan which could subject any employees of the Company or any of its subsidiaries, a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions and penalties imposed on prohibited transactions under Title I of ERISA. No Benefit Plan has been terminated, nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto. To the Knowledge of the Shareholders, neither the Company nor any trustee, administrator or other fiduciary of any Benefit Plan, nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner which could subject the Company or any Benefit Plan to any material tax, penalty or other liability under ERISA or any other applicable Law, whether by way of indemnity or otherwise. No Benefit Plan or related trust has any liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state or local taxes, other than four routine payments to be made in due course to participants, investment managers, trustees and beneficiaries.

         (f) PBGC. No Benefit Plan is subject to Title IV of ERISA, and there are no facts which might give rise to any liability of the Company under Title IV of ERISA and which could reasonably be anticipated to result in any claims being made against the Company by the Pension Benefit Guaranty Corporation. For purposes of the preceding sentence and subsection (j) of this Section, the term Company shall be deemed to refer also to any entity which is under common control or affiliated with the Company, within the meaning of Section 4001 of ERISA, and the rules and regulations promulgated thereunder and/or Sections 414(b), (c), (m) or (o) of the Code and the rules and regulations promulgated thereunder.

         (g) Certain Matters. The execution and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any U.S. or foreign employee, former employee, officer or director of the Company. No payments of any kind will become due in connection with the execution and performance of the transactions contemplated in this Agreement (either alone or upon the occurrence of any additional or subsequent events) under any Benefit Plan.

         (h) Post Retirement Benefits. No Benefit Plan provides benefits, including without limitation, death, disability, or medical benefits (whether or not insured), with respect to current or former employees of the company beyond their retirement or other termination of service other than: (i) coverage mandated by applicable Law; (ii) death benefits or retirement benefits under any "employee pension plan", as that term is defined in Section 3(2) of ERISA; (iii) deferred compensation benefits accrued as liabilities on the books of the Company; or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

         (i) COBRA. Each "group health plan" (within the meaning of Section 5000(b)(1) of the Code) maintained by the Company as of the first day of each group health plan's first plan year beginning on or after July 1, 1986, has been administered in compliance with the continuation coverage requirements initially enacted as part of the Consolidated Omnibus Budget Reconciliation Act of 1985 and as formerly provided under Section 162(k) and as currently provided under Sections 601 et. seq. of ERISA and Section 4980B of the Code and any regulations promulgated or proposed under either of those Laws.

         (j) Multiemployer Plans. At no time has the Company been required to contribute to, or incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any Benefit Plan which is a multiemployer plan as defined in ERISA Section 3(37).

         (k) Health Plan Coverage. Neither the Company nor the Shareholders have any notice of, and the Shareholders have no Knowledge of, any disease, injury or illness which might reasonably be expected to result in claims against any Benefit Plan which could exceed $25,000 for any participant in any calendar year.

4.25     Products Liability; Warranties.

         (a) Except as otherwise described on the Disclosure Schedule: (i) there exists no (A) defect in the design or manufacture of any product designed, manufactured or sold by the Company or any predecessor in interest to the Company (other than manufacturing defects routinely handled as warranty claims and which result in no personal injury or damage to property), or (B) pending or, to the Knowledge of the Shareholders, threatened action, suit, inquiry, proceeding or investigation by or before any Governmental Authority or commission relating to any product alleged to have been manufactured, distributed or sold by the Company, or any predecessor in interest to the Company, to others, and alleged to have been defective, or improperly designed or manufactured, and to have caused personal injury or damage to property ("Products Liability"); (ii) there exists no pending or, to the Knowledge of the Shareholders, threatened Products Liabilities claims; and (iii) there is no valid basis for any such suit, inquiry, action, proceeding, investigation or claim. The Company is insured, and has been insured continuously since October 1, 1986, against Products Liabilities, in accordance with the insurance policies identified on the Disclosure Schedule (including a statement of the name of the insurer, the type of policy [i.e., a "claims made" or "occurrence" policy], the amounts of coverage and the applicable deductible limits).

         (b) The Disclosure Schedule sets forth a true and correct copy of the Company's standard product warranty. Except as described on the Disclosure
Schedule, the Company has provided or made no other product warranty for which the Company may have liability after the date hereof.

         4.26 Changes in Financial Position. Since the Most Recent Balance Sheet Date, the Company's business has been conducted in the Ordinary Course, and except as described on the Disclosure Schedule, there has not been:

         (a) Material Adverse Effect. Any Material Adverse Effect, and no event has occurred or circumstances exist which may result in such a Material Adverse Effect;

         (b) Business or Property Damage. Any material damage, destruction or loss (whether or not covered by insurance) adversely affecting the business, properties or prospects of the Company; and

         (c) Extraordinary Events. Any transaction outside the Ordinary Course.

         4.27 Events Subsequent to Most Recent Balance Sheet. Since the Most Recent Balance Sheet Date (or, with respect to Section 4.27(f), since January 1,
1998), except as described on the Disclosure Schedule, the Company has not:

         (a) Incurred Liabilities. Incurred any obligation or liability (absolute, contingent, accrued or otherwise), or guaranteed or become a surety of any debt, except in connection with the performance of this Agreement or in the Ordinary Course;

         (b) Discharged Debt. Discharged or satisfied any lien or encumbrance, or paid or satisfied any obligation or liability (absolute, contingent, accrued or otherwise) other than (i) liabilities shown or reflected on the Most Recent Balance Sheet or (ii) liabilities incurred since the date thereof in the Ordinary Course;

         (c) Reserves. Increased or established any reserve for taxes or bad accounts or any other liability on its books or otherwise provided therefor;

         (d) Encumbrances. Mortgaged, pledged or subjected to any lien, charge, security interest or other encumbrance any of the Company's assets, tangible or intangible;

         (e) Disposition of Assets. Sold or transferred any of its assets, or canceled any debts or claims or waived any rights, except sales of inventory or retirement of obsolete equipment in the Ordinary Course, or encumbered, mortgaged or pledged any of its assets whatsoever;

         (f) Dividends. Made any declaration, setting aside or payment to the Shareholders of any dividend or redemption or other distribution with respect to the Company's capital stock other than payment of cash dividends in the amount described on the Disclosure Schedule;

         (g) Stock Issuance. Issued or authorized any shares of capital stock, bonds, debentures, options, warrants or other corporate securities;

         (h) Increase Compensation. Granted or promised any increase in compensation to any shareholder, officer or director, or any general increase in the rate of compensation of its non-shareholder employees, or any sub-group of employees, nor, by means of any bonus, profit-sharing, incentive compensation payment, pension, retirement, medical hospitalization, life insurance or other insurance plan or plans, or otherwise, increased in any amount the benefits or compensation of any such employees, directors or officers; except, however, ordinary merit increases not unusual in character or amount made in the Ordinary Course to employees who are not Shareholders;

         (i) Working Capital. The Company has not accelerated the collection of Receivables, deferred the payment of its accounts payable or accrued expenses or taken any other action outside the Ordinary Course which has or may adversely affect the working capital of the Company;

         (j) Accounting Procedure. Changed or modified its accounting methods, procedures or practices;

         (k) Capital Expenditure. Purchased or made a commitment for the purchase or lease of capital assets in an amount exceeding $100,000;

         (l) Settle Litigation. Settled, or agreed to settle, any litigation, arbitration or other proceeding, pending or threatened;

         (m) Employment and Labor Contracts. Entered into, amended, renewed or extended any employment Contract or collective bargaining agreement;

         (n) Other Contracts. Entered into (or amended) any other Contract with any other Person which is either (i) disclosed on the Disclosure Schedule, or
(ii) involves total payments or expenditures to any single Person of more than $25,000 on any single Contract, or $100,000 in the aggregate of all such Contracts with the same or related parties, or which was not entered into (or amended) in the Ordinary Course;

         (o) Charter Amendments. Made any amendments to or changes in its articles of incorporation or bylaws or other organizational documents;

         (p) Breach of Contract. Performed any act, or attempted to do any act, or permitted any act or omission to act, which would cause a breach of any Contract or License to which the Company is a party or by which it is bound;

         (q) Related Party Transaction. Engaged in any transaction of the types described in Section 4.30 with a Related Party; or

         (r) Certain Agreements. Agreed, orally or in writing, to do any of the foregoing.

         4.28 Customers and Suppliers. The Disclosure Schedule lists, in descending order, the 25 customers of the Company accounting for the largest annual sales revenue in the Company's 1997 and 1998 fiscal years and the 15 suppliers of raw materials or supplies accounting for the largest annual expense to the Company for each of such fiscal year. The Company has received no notice, nor do the Shareholders have any Knowledge, that (a) any customer of the Company or (b) any supplier to the Company (if such supplier could not be replaced by the Company with no material adverse effect to it), has terminated, curtailed, reduced, deferred, delayed or otherwise adversely impacted its business relations with the Company or will take any such action after the Closing.

         4.29 Brokerage. Except for the Shareholders' engagement of Cleary Gull Reiland and McDevitt, Inc. ("CGR&M"), whose fees, costs and expenses are solely the liability of and shall be paid by the Shareholders at Closing, neither the Shareholders nor the Company has incurred, or made commitments for, any brokerage, finders' or similar fee in connection with the transaction contemplated by this Agreement. The Company has paid $108,748 to CGR&M (which amount shall be subtracted from the cash portion of the Redemption Price paid as provided in section 10.4 hereof).

         4.30 Related Party Transactions. Except as described on the Disclosure Schedule, the Company: (a) has not paid any fees or dividends, made any other distributions or had any financial transactions or arrangements (other than payment in the Ordinary Course of regular salary to Related Parties who are employees) with any Related Party since January 1, 1996, and (b) does not have and will not have any present or future obligation to enter into any payment, transaction or arrangement with any Related Party, except as provided in Sections 6.2, 6.19, 6.20, 6.21 and 6.22. Except as described on the Disclosure Schedule, to the knowledge of the Shareholders, no Related Party owns, directly or indirectly, or is a director, member, officer or employee of, or consultant to, any business organization which is a competitor, supplier, or customer having business dealings with the Company, nor does any Related Party own any assets or properties which are used in the Company's business.

         4.31 Certain Payments. Neither the Company, nor to the Knowledge of the Shareholders, any other Person associated or affiliated with the Company has, directly or indirectly, on behalf of or with respect to the Company: (a) made an unreported political contribution; (b) made or received any payment which was not legal to make or receive; (c) engaged in any transaction or made or received any payment which was not properly recorded in the books and records of the Company; (d) created or used any "off-book" bank or cash account or "slush fund"; or (e) engaged in any conduct constituting a violation of the Foreign Corrupt Practices Act of 1977.

         4.32 Representations and Warranties True and Correct. The representations and warranties contained herein, and all other documents, certifications, materials and written statements or written information given to Investor by or on behalf of the Company or Shareholders or disclosed on the Disclosure Schedule, do not include any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE V

                           REPRESENTATIONS OF INVESTOR

         In order to induce the Shareholders to enter into this Agreement, Investor makes the following representations and warranties to the Shareholders, each of which shall be deemed to be independently material and relied upon by the Shareholders, regardless of any investigation made by, or information known to, the Shareholders.

         5.1 Organization. Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. For purposes hereof, the phrase "good standing under the Laws of the State of Wisconsin" means that the Investor has, during its most recently completed fiscal years, filed with the Wisconsin Department of Financial Institutions an annual report required by Wis. Stats. ss.180.1622 and has not filed Articles of Dissolution.

         5.2 Enforceability; Conflicting Obligations. This Agreement and all other agreements of Investor contemplated hereby are or, upon the execution thereof, will be the valid and binding obligations of Investor enforceable against it in accordance with their terms. The execution and delivery of this Agreement do not, and the consummation of the purchase of the Investor Shares will not, conflict with or violate any provision of the articles of incorporation or by-laws of Investor, nor any provisions of, or result in the acceleration of, any obligation of Investor under any contract, Law or License binding upon the Investor.

         5.3 Authorization. Investor has all necessary corporate power and authority to enter into and perform the transactions contemplated herein in accordance with the terms and conditions hereof. The execution and delivery of this Agreement, and the performance by Investor of its obligations contained herein, have been duly approved by all necessary corporate actions.

         5.4 Brokerage.  Investor has not incurred, nor made commitment for, any
brokerage,   finders'  or  similar  fee  in  connection  with  the  transactions contemplated by this Agreement.

         5.5 Litigation. There is no litigation, proceeding or governmental investigation pending, or to Investor's knowledge, threatened against or relating to the transactions contemplated herein.

         5.6 Accredited Investor. Investor is an "accredited investor" (as defined in Rule 501 of Regulation D promulgated under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Investor Shares and Investor Note.

         5.7 Investment Intent. Investor is purchasing the Investor Shares and Investor Note for its own account, for investment purposes, and not for distribution, assignment or resale to others.

         5.8 Transferability of Purchased Securities. Investor understands, acknowledges and agrees that the Investor Shares and Investor Note have not been registered under the Securities Act or applicable state securities laws, and may not be sold or otherwise transferred by Investor unless the same have been registered under the Securities Act and applicable state securities laws or are sold or transferred in a transaction exempt therefrom.

         5.9 Projections. The Investor has delivered to counsel for the Controlling Shareholders projected balance sheets and statements of earnings and cash flow of the Company for the fiscal year ending December 31, 1999 and 2000 ("Projections"). The Projections have been based entirely upon operating projections (balance sheet and statement of earnings and cash flow) as prepared by the Controlling Shareholders, as adjusted to reflect the recapitalization transactions contemplated hereby and the financing obtained therefor. Assuming the accuracy of the operating projections prepared by the Controlling Shareholders and the accuracy of all of the Shareholder representations and warranties in Articles III and IV hereof, the Company, in the judgment of the Investor, will be able to pay, when and as due, all of its debts and liabilities as reflected on the Projections which first become due during such fiscal years.

                                   ARTICLE VI

                                CERTAIN COVENANTS

         The Shareholders (jointly and severally) and Investor covenant and agree with each other as follows:

         6.1  Access.  From the date  hereof  and until the  Closing  Date,  the
Shareholders shall cause the Company to provide Investor and its authorized officers, agents and representatives with reasonable access during normal business hours to all properties, books, records, Contracts, Licenses, Tax Returns and other documents of the Company; provided, however, that Investor shall inform the Agents of its intention to seek access and the matters sought to be reviewed at least twenty-four (24) hours in advance, and, further, that the access requested shall not interfere unreasonably with the business, properties or operations of the Company. The Shareholders shall cooperate with Investor by using their best efforts to cause the Company's major customers and suppliers to meet with and respond to all questions posed by Investor concerning the Company and promptly responding to, and causing the Company's officers and management employees (including, without limitation, John J. Duimstra, Steven R. Gerds, Bruce Hierlmeier, David H. Morrow, Lance Van Der Ploeg, James Huebner and Janice de Caluwe) promptly to respond to, all questions posed by Investor concerning the Company, its business, properties, condition (financial or otherwise) or prospects. If the transactions provided for in this Agreement are not consummated, Investor and its respective officers, agents and representatives will hold in confidence all information obtained from the Company, any of its officers, agents or representatives, or the Agents, excepting, however, any such information which (i) was or is in the public domain, (ii) was in fact known to Investor prior to disclosure to Investor by the Company or the Shareholders, or (iii) is disclosed to Investor by a third party other than any employee or former employee of the Company subsequent to disclosure by the Company or Agents.

         6.2 Operation of Business. From the date hereof and until the Closing Date, without the express prior written consent of Investor, the Shareholders shall, and shall cause the Company to, conduct the Company's business only in the Ordinary Course and not take any action or permit the occurrence of any matter described in Sections 4.27 (a)-(r) which, if such action or occurrence had occurred between the Most Recent Balance Sheet Date and the date hereof, would be required to be disclosed on the Disclosure Schedule. Notwithstanding the foregoing, the Controlling Shareholders may receive, and the Company shall pay to the Controlling Shareholders, on or before Closing a cash dividend in such amount as equals 45% of the Company's income and gain (other than any such income and gain arising from the spin-off or distribution of the stock or assets of any Subsidiary) passed through and taxed to the Controlling Shareholders pursuant to Code Section 1366 for that portion of 1998 during which the Company had in effect a valid election to be treated as a small business corporation under Code Section 1361 (the "Permitted S Distribution Amount"), less the amount of all dividends and other distributions previously paid to the Shareholders with respect to such portion of 1998 (if the amount of all dividends and other distributions previously paid to the Controlling Shareholders with respect to such portion of 1998 exceeds the Permitted S Distribution Amount, the Controlling Shareholders shall promptly remit such excess to the Company).

         6.3 Preservation of Business. From the date hereof and until the Closing Date, the Shareholders shall cause the Company to carry on its business diligently and substantially in the Ordinary Course and shall use their best efforts to keep the Company's business organization intact, including its present relationships with employees, suppliers, customers and others having business relations with it. The Shareholders shall cause the

Company to maintain at all times in inventory quantities of raw materials, finished goods, spare parts and other supplies and materials sufficient to allow it to continue to operate its business after the Closing Date, free from any shortage of such items.

         6.4 Insurance and Maintenance of Property. From the date hereof and until the Closing Date, the Shareholders shall cause the Company to insure all property owned or leased by it against all ordinary insurable risks and to maintain in effect all the Insurance, and to operate, maintain and repair all of its property in a manner consistent with past practice.

         6.5 Compliance with Laws. From the date hereof and until the Closing Date, the Shareholders shall cause the Company to comply with all Laws and Orders applicable to, or binding upon, the Company or its business or properties.

         6.6 Termination of Shareholders Agreement. On or prior to Closing, the Shareholders and Company shall terminate the Shareholders Agreement and shall deliver evidence of such termination to the Investor.

         6.7 Releases. At the Closing, each Shareholder shall execute and deliver to the Company and to the Investor a Release.

         6.8 Management Stock Agreement. At the Closing, Jack Van Der Ploeg shall execute and deliver to the Company the Management Stock Agreement.

         6.9 Resignations. At the Closing, the Shareholders shall execute and deliver to the Company such resignations of the officers and/or directors of the Company, effective as of the Closing Date, as Investor may request.

         6.10 Depositary Instructions. If requested by Investor, the Shareholders shall deliver to the Company on the Closing Date sufficient letters addressed to each bank, savings and loan association and securities dealer with which the Company maintains an account or safe deposit box designating the names of the Persons (determined by the Company) authorized to draw thereon or transact business therein after the Closing, accompanied by new resolutions furnished by the Company with a request that such resolutions take effect as of the Closing Date except for clearance of checks in the process of clearance, and sufficient letters to each depositary or custodian amending the deposit or custodian agreements in the manner specified and required by Investor accompanied by all passbooks, keys or other data, or articles required for access thereto, and the combination of all sales, vaults and other places of safekeeping or storage.

         6.11 Good Standing Certificates. At the Closing, the Shareholders shall deliver to Investor current certificates of good standing relative to the Company recently certified by the appropriate Governmental Authority of each state or other jurisdiction in which the Company is organized or qualified.

         6.12 Books and Records. At the Closing, the Shareholders shall deliver to Investor the stock books, stock registers, minute books and such other papers and records of the Company and which are in the possession or under the control of the Shareholders or the Company or their respective agents.

         6.13 Stock Certificates. At the Closing: (i) the Shareholders shall deliver to the Company stock certificates representing the Redeemed Shares, duly endorsed for transfer to the Company or accompanied by assignments separate from certificate; and (ii) the Company shall deliver to (A) Investor, a certificate representing the Investor Shares and (B) Jack Van Der Ploeg, a certificate representing the number of Shares to be owned by him immediately following the Closing as set forth on Exhibit A. The Redeemed Shares shall be cancelled.

         6.14 Articles of Incorporation; By-Laws. The Shareholders shall take all action necessary to amend, effective as of the Closing, the Articles of Incorporation and By-Laws of the Company to the forms thereof attached hereto and incorporated herein as Exhibits H and I.

         6.15 Updated Disclosure; Notice. Promptly from time to time after the date hereof and until the Closing Date, the Shareholders shall inform Investor in writing of all information, events, actions or omissions which (i) if this Agreement were signed on the Closing Date, would be required to be disclosed on the Disclosure Schedule in order to make the Shareholders' representations and warranties contained herein true and not misleading, (ii) causes or constitutes a breach of any such representation or warranty contained in Article III or IV, or would constitute a breach of any representation or warranty if again made at the time the fact or condition arises; (iii) constitutes a breach of any covenant contained in Article VI; or (iv) makes the satisfaction of the conditions continued in Article VII impossible or unlikely. The delivery of any such notice by the Shareholders shall not absolve the Shareholders from liability for breach of any representation or warranty which was knowingly untrue when made but shall so absolve the Shareholders (to the extent of the information, event, action or omission disclosed in such notice) from such liability only if (i) the Shareholders acknowledge that the conditions to Investor's obligation to close contained in Article VII hereof are not fulfilled, (ii) Investor nonetheless elects to close the transactions contemplated by this Agreement and (iii) the information, event, action or omission disclosed by the Shareholders in such notice was not known by them at the time such representation and warranty was made.

         6.16 Release of Security Interests. The Shareholders shall, on or prior to the Closing Date, deliver to the Investor all such documents as are necessary to terminate and release all liens, security interests, mortgages and other encumbrances listed on the Disclosure Schedule with reference to Section 4.8 and
4.9 hereof, other than (i) Permitted Encumbrances and (ii) those which are expressly described on said Disclosure Schedule as being "Permitted Liens," which documents shall be in form and substance acceptable to Investor.

         6.17 Consents and Approvals.

         (a) Shareholders. As promptly as practicable after the date of this Agreement, the Shareholders will, and will cause the Company to, make all filings, if any, required by any Governmental Authority to be made by them in order to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, the Shareholders will, and will cause the Company to, (i) cooperate with Investor with respect to all filings that Investor elects to make or is required to make in connection with the transactions contemplated hereby, and (ii) cooperate with Investor in obtaining all consents, approvals and authorizations identified in the Disclosure Schedule in response to Section 4.4 hereof.

         (b) Investor. As promptly as practicable after the date of this Agreement, Investor will make all filings, if any, required by any Governmental Authority to be made by it to consummate the transactions contemplated hereby. Between the date of this Agreement and the Closing Date, Investor will cooperate with the Shareholders with respect to all filings that the Shareholders elect to make or are required to make in connection with the transactions contemplated hereby.

         6.18 Confidentiality and Non-Competition Covenants.

         (a) Restrictions. Until the fifth anniversary of the Closing Date, each of the Controlling Shareholders covenants to and for the benefit of the Company and Investor that he will not directly or indirectly (through the GMK Companies or otherwise):

                  (i) Use, publish, disclose or authorize anyone else to use, publish or disclose, without the prior written consent of Investor, within any geographic area in which such use, publication or disclosure could harm the business conducted by the Company as of the Closing Date, any confidential information pertaining to the business of the Company, including, without limitation, any information relating to the business of the Company, its finances, customers, suppliers, trade or industrial practices, plans, costs, process, technical or engineering data, or trade secrets; provided, however, that the Controlling Shareholders shall be prohibited from using, publishing, disclosing or authorizing anyone else to use, publish or disclose, any confidential information which constitutes a trade secret under applicable law so long as the same remains a trade secret. The foregoing notwithstanding, the Controlling Shareholders have no obligation to refrain from using, publishing or disclosing any such confidential information which is or hereafter shall become available to the public otherwise than by use, publication or disclosure by any Controlling Shareholder. This prohibition also does not prohibit the Controlling Shareholders' use of general skills and know-how acquired during and prior to employment with the Company, as long as such use does not involve the use, publication or disclosure of the Company's confidential information or trade secrets.

                  (ii) (A) Engage as an employee, officer, director, partner, consultant, owner (other than a minority stock or other equity interest of not more than 2% of a company whose equity interests are publicly traded on a nationally recognized stock exchange or over-the-counter), lender, investor or in any other capacity, in any activity competitive with the business of the Company, as conducted by the Company at the Closing Date or as planned (which plans were known to the Controlling Shareholder at the Closing Date) to be conducted by the Company within one year therefrom, in any geographic area in which the Company conducts its business or promotes its products and services or in any geographic area the Company has made plans (known to the Shareholders at the Closing Date) to enter within one year from the Closing Date.

                  (iii) Solicit, or assist another Person to solicit, any employee, supplier, customer or other Person having business relations with the Company to terminate such employee's employment with the Company or terminate or curtail such supplier's, customer's or other Person's business relationships with the Company.

         (b) Equitable Relief. The Controlling Shareholders acknowledge that any breach of this Section will cause substantial and irreparable harm to the Company and Investor for which money damages would be an inadequate remedy. Accordingly, the Company and Investor shall in any such event be entitled to injunctive and other forms of equitable relief to prevent such breach and to recover from the Controlling Shareholders all the damages (including, without limitation, reasonably attorneys' fees) incurred by the Company or Investor as a result of such breach, in addition to any other rights or remedies available at law, in equity or by statute.

         (c) Extension of Time Periods. In the event of a breach by the Controlling Shareholders of any covenant set forth in this Section, the term of such covenant shall be extended by the period of the duration of such breach, as agreed to by the parties to this Agreement, or as determined by an arbitrator pursuant to Section 10.5 hereof if the parties fail to agree.

         (d) Severability; Blue-Pencil. If any arbitrator or court of competent jurisdiction determines that any provision of this Section is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect. The parties hereto specifically instruct such arbitrator or court, to the maximum extent legally possible, that such invalid or unenforceable provision shall be construed and minimally modified in a manner so as to give the maximum valid and enforceable effect to the intent of the parties expressed therein.

         (e) Agreement on Fairness. The Controlling Shareholders acknowledge that: (i) the Investor and Company have valued the Redeemed Shares in reliance upon the expected earnings stream of the Company and, further, upon the absence of disclosure by the Controlling Shareholders of confidential information and the absence of activities by the Shareholders which compete with the Company; and (ii) the covenants made and duties imposed upon the Controlling Shareholders in this Section were specifically required by, and bargained among, the Controlling Shareholders, Investor and the Company as a condition of Investor's willingness to enter into this Agreement.

         6.19 Service Agreement. The Shareholders shall cause the Company and GMK Companies, Inc. to execute and deliver to each other at Closing a Service Agreement in the form of Exhibit J attached hereto.

         6.20 Retirement Plan.

         (a) GMK Companies Savings Plan. Employees of the Company are eligible to participate in the GMK Companies, Inc. 401(k) Savings Plan (the "GMK Companies Savings Plan") which is sponsored by GMK Companies, Inc. ("GMK") for the benefit of eligible employees of the GMK Companies and which is qualified under Sections 401(a) and 401(k) of the Code. Except as otherwise expressly provided in subsection (b) below, GMK shall retain sponsorship of the GMK Companies Savings Plan after the Closing and the Company shall not be entitled to any assets of the GMK Companies Savings Plan. Except as otherwise expressly provided in subsection (b) below, the Company shall not have any responsibility of liability with respect to the GMK Companies Savings Plan on and after the Closing Date and GMK shall be entirely responsible for satisfying any and all obligations and liabilities arising before or after the Closing with respect to the GMK Saving Plan. Effective as of the Closing Date, employees of the Company will no longer be eligible to make salary reduction contributions or to receive matching or profit-sharing contributions to or in the GMK Companies Savings Plan.

         (b) New Company Savings Plan. As soon as practicable after the Closing Date, the Company shall establish, effective as of the Closing Date, for the benefit of all employees of the Company who were eligible to participate in the GMK Companies Savings Plan, a new defined contribution plan with a cash and deferred arrangement (the "New Company Savings Plan") that qualifies under Sections 401(a) and 401(k) of the Code. The New Company Savings Plan shall credit eligible employees of the Company with their pre-Closing Date service with the Company for purposes of eligibility and vesting under the New Company Savings Plan but not for benefit accrual purposes. As soon as administratively practicable after the Closing Date, GMK shall cause to be transferred, from the GMK Companies Savings Plan to the New Company Savings Plan, in conformance with
Section 414(l) of the Code and the applicable provisions of Treasury Regulations ss.l.414(l)-1, assets (including but not limited to any outstanding participant loans) comprising the aggregate balances for each participant under the GMK Companies Savings Plan who was an employee of the Company prior to the Closing Date and who is eligible to participate in the New Company Savings Plan as of the date of the transfer (the "Transfer Date"). The Transfer Date shall be determined by mutual agreement between the Agents and the Investor. The value (including any and all earnings thereon) of the aggregate account balances to be transferred as of the Transfer Date shall be determined as of the valuation date under the GMK Companies Savings Plan that immediately precedes the Transfer Date (the "Valuation Date"), except that within thirty (30) days after the Transfer Date, the earnings on such transferred accounts for the period running from the Valuation Date to but not including the Transfer Date shall be transferred to the New Company Savings Plan. As of the valuation date prior to the Transfer Date, GMK shall allocate to participant accounts all previously unallocated forfeitures in the GMK Companies Savings Plan among all existing accounts, including accounts for employees of the Company. Time is of the essence in establishing the New Company Savings Plan.

         In order to satisfy the requirements of Sections 411(d)(6) and 414(l) of the Code and the regulations issued thereunder with respect to plan mergers, spin-offs and transfers, the accrued benefit under the New Company Savings Plan immediately after the transfer of each employee of the Company whose account balance is transferred to the New Company Savings Plan from the GMK Companies Savings Plan shall be at least equal to the accrued benefit of the employee under the GMK Companies Savings Plan immediately preceding the transfer, and the accounts transferred to the New Company Savings Plan shall be entitled to benefits that constitute "Section 411(d)(6) protected benefits" (within the meaning of Section 411(d)(6) of the Code and the regulations thereunder) under the New Company Savings Plan that are at least equal to the Section 411(d)(6) protected benefits to which such accounts are entitled under the GMK Companies Savings Plan immediately prior to the transfer. Upon the transfer of assets from the GMK Companies Savings Plan to the New Company Savings Plan as provided herein, the New Company Savings Plan shall assume, and the Company shall indemnify and hold harmless GMK and the GMK Companies Savings Plan from and against any and all liabilities for the payment of any and all account balances and related accrued benefits transferred from the GMK Companies Savings Plan to the New Company Savings Plan and any and all liabilities resulting from a failure of the New Company Savings Plan to meet the qualification requirements of the Code. GMK shall indemnify and hold harmless the Company and the Company Savings Plan from and against any and all liabilities resulting from a failure of the GMK Companies Savings Plan to meet the qualification requirements of the Code or a failure of the GMK Companies Savings Plan to transfer sufficient assets to the New Company Savings Plan to satisfy the requirements of Section 414(l) of the Code and the regulations thereunder.

         6.21  Release  of  Related  Party   Guaranties  or   Indemnities.   The
Shareholders, at Closing, shall cause to be released and terminated any guaranties given, or indemnities made, by the Company to or for the benefit, direct or indirect, of any Related Party, including, without limitation, the Continuing Guaranty (Limited) given by the Company to M&I Marshall & Ilsley Bank for the benefit of GMK Companies, Inc., dated June 22, 1998, and shall deliver at Closing evidence thereof satisfactory to the Investor.

         6.22 Termination of Reciprocal Credit Facility. The Shareholders shall cause the Company and GMK Companies, Inc. to execute and deliver to each other at Closing a Termination of Reciprocal Credit Agreement Facility Agreement in the form of Exhibit K attached hereto.

         6.23 Fulfill Conditions. The Shareholders shall use their best efforts to cause to be fulfilled on or prior to the Closing each of the conditions set forth in Article VII hereof.

         6.24 Maintain Insurance. Until the third annual anniversary date of the Closing Date, the Company will maintain (to the extent commercially available at substantially comparable premium rates) a general comprehensive liability policy in place with such coverage, policy limits (including $1,000,000 general limitation and a $25,000,000 umbrella limitation) and such deductibles as are substantially comparable to that historically maintained by the Company or as otherwise may be determined by Jack Van Der Ploeg. Nothing herein contained shall obligate the Company to maintain such insurance through, or in conjunction with, any insurance obtained or provided through the GMK Companies.

                                  ARTICLE VII

                  CONDITIONS OF INVESTOR'S OBLIGATION TO CLOSE

         The obligation of Investor to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of each of the following express conditions precedent (any of which may be waived by Investor, in whole or in part):

         7.1 Representation and Warranties. All the representations and warranties in this Agreement made by the Shareholders shall be true and correct in all material respects as of and at the date hereof and the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, without giving effect to any supplement to the Disclosure Schedule, and Investor shall have been furnished a certificate signed by the Agents, on behalf of the Shareholders, and the Company's President, to that effect.

         7.2 Performance of Covenants and Obligations. The Shareholders shall have performed and complied in all material respects with all of their respective covenants and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, and Investor shall have been furnished a certificate signed by the Agents, on behalf of the Shareholders, and the Company's President, to that effect.

         7.3  Proceedings  and  Instruments   Satisfactory.   All   proceedings,
corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Investor; and, the Shareholders and Company shall have made available to Investor for examination the originals or true and correct copies of all documents which Investor reasonably may request in connection with the transaction contemplated by this Agreement.

         7.4 Adverse Change. From and after the date of this Agreement and until the Closing Date, Investor shall have determined that there has been no material adverse change in the Company's business, properties, condition (financial or otherwise) or prospects from that disclosed to Investor in this Agreement, nor shall there have been any casualty to the Company's property, in an amount exceeding $200,000 as a result of any loss, taking, destruction or physical damage, whether or not covered by insurance, occasioned by fire, flood, explosion, earthquake, act of God or the public enemy, or otherwise.

         7.5 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any Governmental Authority (i) in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated hereby.

         7.6 Consents. All necessary consents, approvals, authorizations and Licenses with respect to the Shareholders, Company or the transaction contemplated hereby, the absence of which would have a material and adverse effect on Investor's and Company's rights under this Agreement, or which would constitute a breach pursuant to the provision of, or which would result in the termination or loss of any material right under, any Contract or License or without which the Company is precluded or impeded from conducting the Company's business after the Closing, shall have been received on or before the Closing Date.

         7.7 Opinion of Counsel. The Shareholders shall have delivered to Investor an opinion of Blumenfeld, Rose & deJong, counsel for the Shareholders, dated the Closing Date in form and substance as attached hereto as Exhibit L.

         7.8 Searches. The Shareholders shall have delivered to Investor current (i.e., within five (5) business days of the Closing) Uniform Commercial Code and state, local and federal tax and judgment searches showing no liens, security interests, claims, or judgments against the assets of the Company, other than Permitted Liens.

         7.9 Environmental Assessment. Investor shall have received an environmental site assessment report acceptable to Investor from an independent environmental consultant selected by Investor, which report shall evidence that:
(i) the Real Property complies with all Environmental Laws (other than such noncompliance which does not have a Material Adverse Effect); (ii) no improvements are reasonably required to maintain compliance with any and all Environmental Laws (other than such as would not have a Material Adverse Effect); (iii) there are no contingent liabilities affecting the Real Property arising under any Environmental Laws; (iv) there are no Environmental Materials in violation of the Environmental Laws on or under the Real Property; and (v) recommending no further investigation.

         7.10 Title Insurance. At least twenty (20) days prior to the Closing, the Company shall have obtained and delivered to Investor commitments (the "Commitments") to issue an ALTA owner's policy in the current form filed in Wisconsin on all Owned Real Estate. Such Commitments shall be issued by a title insurance company acceptable to Investor (the "Title Company"); be in the amounts of $2,476,886 for the North Prairie property and $323,000 for the Genesee property; name the Company and/or its lenders as the proposed insured; contain no exceptions except for Permitted Encumbrances, Permitted Liens and other exceptions which will all be deleted by endorsement at or prior to the Closing; and have an effective date not earlier than the date of this Agreement. The Commitments shall include the following endorsements and be in form and substance reasonably satisfactory to Investor: an access endorsement ensuring that all of the real estate has access to a publicly dedicated and public street; an ALTA form 3.1 zoning endorsement ensuring that the real estate is zoned for its present uses; an ALTA form of comprehensive endorsement; a gap endorsement; survey and location endorsements and such other endorsements as Investor may reasonably request after its review of the Commitments. Included with the Commitments shall be complete and legible copies of all documents referenced therein. At the Closing, the Company shall provide to Investor all endorsements and amendments as may be required to delete all exceptions to title (including standard exceptions, but excluding Permitted Encumbrances and Permitted

Liens) and extend the effective date of the Commitments to a date as close to the Closing Date as may be practical, and shall cause the Title Company to ensure over any gap risk. The costs of the Commitments and the premium for the title insurance policy, charges for special assessment and other reports ordered in connection therewith, all amendments and endorsements of the Commitments and gap coverage shall be borne one-half by the Controlling Shareholders and one-half by the Investor.

         7.11 Surveys. At least twenty (20) days prior to the Closing, the Company shall have obtained and delivered to Investor surveys of the Owned Real Estate (including easements benefiting the Owned Real Estate) prepared by a civil engineer or licensed surveyor no sooner than sixty (60) days prior to the Closing Date. The surveys shall contain at least as much detail as the surveys produced by Welch, Hanson & Associates dated 12/4/98 and 2/25/94, shall set forth a legal description of all Owned Real Estate, which shall be the same as the legal description set forth in the Commitments, shall delineate the boundaries of all of such real estate, showing all adjoining rights of way, water courses, drains, sewers, streets and roads, location of any designated wetlands, floodplains, exits and entrances, (including proposed new entrances at North Prairie and any proposed parking areas to serve the new addition, if marked) utilities, building and structure locations and dimensions, fences, set-back lines, restrictions, encroachments, rights of way, access limitations, easements and other similar matters (with reference to recording information) and setting forth the exact acreage with courses and distances so as to permit a description of the real estate and of any other items noted on the surveys and shall contain a certification that the surveys correctly shows the location of all buildings, structures and other improvements, including foundations and buildings in course of construction, situated on the real property, and that, except as shown, there are no visible easements or rights of way across the real estate, no visible encroachments on the real estate by improvements on adjoining premises and no visible encroachments by improvements on the real estate on adjoining premises. The surveys shall be in such form and content as shall permit the Title Company to eliminate all exceptions in the Commitments and the policy of title insurance issued pursuant thereto which relate to matters of survey. The surveys shall be certified to the Company, the Title Company and any lenders providing financing for the transactions contemplated by this Agreement. The cost of the surveys shall be borne one-half by the Controlling Shareholders and one-half by the Investor.

         7.12 Governmental Filings. The Company shall have made all such filings as may be required under any Governmental Authority and any waiting period applicable to the consummation of the transactions contemplated herein under the filings made pursuant to such Governmental Authority shall have expired or been terminated.

         7.13 Further Assurances. The Shareholders shall have delivered to Investor such other written documents, instruments, releases (including a receipt executed by CGR&M evidencing that all amounts owed them have been paid) or otherwise, as Investor reasonably may require to effectuate the provisions of this Agreement.

         7.14 Transaction Costs. The Shareholders shall have provided Investor with a written list of all Transaction Costs incurred for the benefit of the Shareholders or the

Company  and  a  certification,   signed  by  them,  specifying  which  of  such
Transaction Costs have been paid by or charged to the Company.

         7.15 Minimum Net Worth. The Investor shall have received assurance, in form and substance reasonably acceptable to Investor that the Company's Net Worth, immediately prior to the Closing, equals or exceeds $4.5 million. For purposes hereof, the term "Net Worth" means the excess of the book value of all the Company's assets over the book value of all of the Company's liabilities, all as set forth on a consolidated balance sheet prepared in accordance with GAAP.

                                  ARTICLE VIII

          CONDITIONS TO SHAREHOLDERS' AND COMPANY'S OBLIGATION TO CLOSE

         The obligation of the Shareholders and Company to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction and fulfillment, prior to and on the Closing Date, of the following express conditions precedent (any of which may be waived in writing by Shareholders and the Company, in whole or in part):

         8.1 Representations and Warranties. All the representations and warranties in this Agreement made by Investor shall be true and correct in all material respects as of the date hereof and the Closing Date with the same force and effect as though said representations and warranties had been again made on the Closing Date, and the Shareholders shall have been furnished a certificate signed by Investor to that effect.

         8.2 Performance of Covenants and Obligations. Investor shall have performed and complied in all material respects with all of its covenants and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, and the Shareholders shall have been furnished a certificate signed by Investor to that effect.

         8.3  Proceedings  and  Instruments   Satisfactory.   All   proceedings,
corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Agents; and, Investor shall have made available to the Agents for examination the originals or true and correct copies of all documents which the Agents reasonably may request in connection with the transactions contemplated by this Agreement.

         8.4 Governmental Filings. Investor shall have made all such filings as may be required, if any, under any Governmental Authority and the waiting period applicable to the consummation of the transactions contemplated herein under the filings made pursuant to such Governmental Authority shall have expired or been terminated.

         8.5 Opinion of Counsel. The Shareholders shall have received an opinion of Michael Best & Friedrich LLP, counsel for the Investor, dated the Closing Date in form and substance as attached hereto as Exhibit M.

         8.6 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any Governmental Authority (i) in which it is sought to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the transactions contemplated hereby.

         8.7 Consents. All necessary consents, approvals, authorizations and Licenses with respect to the Investor or the transaction contemplated hereby, the absence of which would have a material and adverse effect on the Shareholders' rights under this Agreement, or which would constitute a breach by the Investor pursuant to this Agreement, shall have been received on or before the Closing Date.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 Indemnification by Controlling Shareholders. Notwithstanding the Closing, and regardless of any investigation made by, or on behalf of, Investor or any information known at any time to Investor, the Controlling Shareholders, jointly and severally, indemnify and save the Company and Investor, and their respective shareholders and officers, directors, employees, agents and representatives, other than the Controlling Shareholders, (collectively, the "Indemnitee") harmless from and against any and all losses, claims, damages, liabilities, costs, expenses or deficiencies including, but not limited to, reasonable attorneys' fees and other costs and expenses reasonably incident to proceedings or investigations or the defense or settlement of any claim or claims, incurred by the Indemnitee due to or resulting from any of the following:

         (a) Representations or Warranties. The inaccuracy or breach of any representation or warranty of the Shareholders given in or pursuant to this Agreement, without giving effect to (i) any supplement to the Disclosure Schedule, (ii) any reference to "material," "materially" or "Material Adverse Effect," or the like, contained in such representations or warranties, or (iii) any reference contained in said representations and warranties of "to the Knowledge of the Shareholders," or the like (provided, however, that the liability to pay indemnification for the breach of any representation or warranty made by a Controlling Shareholder pursuant to Article III of this Agreement shall be the several and individual responsibility of each separate Controlling Shareholder, and no Controlling Shareholder shall be jointly and severally liable for the breach of any such representation or warranty made in
Article III by another Controlling Shareholder notwithstanding the introduction to this Section 9.1) (provided further, however, that the Controlling Shareholders shall be jointly and severally liable for the breach of any representation or warranty made by a Non-Controlling Shareholder);

         (b) Covenants. The breach or default in the performance by the Shareholders or, prior to the closing, the Company of any of their respective covenants, obligations or agreements in or pursuant to this Agreement;

         (c) Pre-Closing Operations. The operation or conduct of the business of the Company or the ownership or use of the Company's assets at any time prior to the Closing, or any incident, occurrence, condition or claim existing, arising or accruing prior to the Closing and relating to the operation or conduct of the Company or its former Subsidiaries or ownership or use of their respective assets, other than only (i) liabilities of the Company to the extent reflected on the Most Recent Balance Sheet, (ii) other liabilities of the Company clearly described on the Disclosure Schedule, and (iii) those contractual and tax liabilities of the Company which have arisen in the Ordinary Course since the Most Recent Balance Sheet Date and the incurrence or existence of which is not in breach or violation of any representation, warranty or covenant of this Agreement;

         (d) Taxes. Any Taxes of the Company or any former Subsidiary with respect to any Tax period or portion thereof ending on or before the Closing Date (or for any Tax period beginning before and ending after the Closing Date to the extent allocable to the portion of such period ending on the Closing
Date), except for Taxes (i) to the extent such Taxes are reflected in the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Most Recent Balance Sheet but only if the existence thereof is not in breach or violation of any of the representations, warranties or covenants of this Agreement, and (ii) which have been incurred as a result of and during the Ordinary Course of operations of the Company since the Most Recent Balance Sheet Date for which fully adequate reserves have been established in the books and records of account of the Company; or

         (e) Disclosed Matters. Any of the matters described in Schedule 4.16, item (h)(vi); Schedule 4.17, item (i) and Schedule 4.20 of the Disclosure Schedule.

         9.2 Procedures for Making Claims. If and when the Indemnitee desires to assert a claim for Indemnifiable Damages against the Shareholders pursuant to the provisions of this Article IX, the Indemnitee shall deliver a Notice of Claim to the Agents reasonably promptly after Indemnitee's receipt of a claim or specific and affirmative awareness of a potential claim. If the Agents shall object to such Notice of Claim, the Agents shall deliver a Notice of Objection to the Indemnitee within fifteen (15) days after the Indemnitee's delivery of the Notice of Claim. If the Notice of Objection shall not have been so delivered within such fifteen (15) day period, the Shareholders shall be conclusively deemed to have acknowledged the correctness of the claim or claims specified in the Notice of Claim for the full amount thereof, and the Indemnifiable Damages set forth in the Notice of Claim shall be promptly paid to the Indemnitee by the Shareholders in cash. If the Agents shall make timely objection to a claim or claims set forth in any Notice of Claim, and if such claim or claims shall not have been resolved or compromised within sixty (60) days from the date of delivery of the Notice of Objection, then such claims shall be settled by arbitration pursuant to Section 10.5 hereof. The arbitrator shall promptly obtain such information regarding the matter that the arbitrator deems necessary and shall decide the matter and render a written award which shall be delivered to the Agents and Indemnitee. Any award shall be a conclusive determination of the matter and shall be binding upon the Indemnitor and Indemnitee. If, by arbitration, it shall be determined that the Indemnitee shall be entitled to any Indemnifiable Damages by reason of its claim or claims, the Indemnifiable Damages so determined shall be paid to the Indemnitee in the same manner as if the Agents had not delivered a Notice of Objection.

         9.3 Participation in Defense of Third Party Claims. If any third party shall assert any claim against the Indemnitee which, if successful, might result in an obligation of the Controlling Shareholders to pay Indemnifiable Damages and which can be remedied to the sole satisfaction of the Indemnitee by the payment of money damages without further adverse consequence to the Indemnitee, the Agents, on behalf of the Controlling Shareholders, at the sole expense of the Controlling Shareholders, may assume the primary defense thereof with counsel reasonably acceptable to the Indemnitee, but only if and so long as: (i) the Agents diligently pursue the defense of such claim; and (ii) the Agents acknowledge to the Indemnitee in writing that the claim, if resolved or settled adversely to the Indemnitee, is one for which the Controlling Shareholders are obligated to indemnify the Indemnitee hereunder. If the Agents fail or is unable so to elect to assume the primary defense of any such claim, the Indemnitee may (but need not) do so; in which event the Indemnitee may defend, settle or compromise the claim, at the expense and cost of the Controlling Shareholders, in any such manner as the Indemnitee reasonably deems appropriate. Notwithstanding the foregoing, if any claim, assessment, deficiency proceeding or other action regarding Taxes arises and if such Tax matter relates to, involves or potentially affects the Company's Tax obligations for any Tax period after the Closing Date, the defense of such claim shall be controlled jointly by the Controlling Shareholders and the Indemnitee and each party shall reasonably cooperate with the other.

         9.4 Survival of Indemnification.

         (a) Section 9.1(a). The representations and warranties contained in Articles III and IV hereof, and the Controlling Shareholders' obligation to pay Indemnifiable Damages arising out of Section 9.1(a) hereof, shall survive the Closing Date, as follows:

                  (i) Fraudulent Breach of Representations; Certain Representations. In the case of a claim based upon the inaccuracy or breach of a representation or warranty which was intentionally misrepresented or made fraudulently or with respect to any representation or warranty contained in Article III and Sections 4.5,
         4.8 and 4.9 (but only as to the warranties of title contained in said Sections 4.8 and 4.9), 4.21 and 4.24 hereof, for a period equal to the applicable statute of limitations;

                  (ii) Environmental; Undisclosed Liabilities. In case of a claim based upon breach of Sections 4.19 or 4.20 hereof, for a period ending on the third annual anniversary date of the Closing Date; and

                  (iii) All Other Claims. In the case of all other claims based upon the inaccuracy or breach of representation or warranty, for a period commencing on the date hereof and ending at 11:59 p.m. on June 30, 2000.

         (b) Sections 9.1(b) and (e). The Controlling Shareholders' obligation to pay Indemnifiable Damages arising out of claims described in Sections 9.1(b) and (e) hereof shall survive the Closing of this transaction indefinitely.

         (c) Section 9.1(c). The Controlling Shareholders' obligation to pay Indemnifiable Damages arising out of a claim made pursuant to Section 9.1(c) shall survive the Closing Date for a period ending on the third annual anniversary date of the Closing date, unless and to the extent the Controlling Shareholders certify in writing that such claim may be validly brought under
Section 9.1(a) and that no valid defense, offset or counterclaim to such claim so brought under Section 9.1(a) exists, in which event the obligation of the Controlling Shareholders to pay Indemnifiable Damages for such claim brought under Section 9.1(c) shall survive for the applicable period as would apply under Sections 9.4(a)(i)-(iii) if such claim were brought under Section 9.1(a).

         (d) Section 9.1(d). The Controlling Shareholders' obligation to pay Indemnifiable Damages arising out of a claim made pursuant to Section 9.1(d) shall survive the Closing Date for a period equal to the applicable statute of limitations.

         (e) Bar. No claim for recovery of Indemnifiable  Damages arising out of
Section 9.1(a), 9.1(c) or 9.1(d) hereof may be asserted by the Indemnitee after the expiration of the applicable time period described in the foregoing Sections 9.4(a), (c) and (d); provided, however, that any claim first asserted by the giving of a Notice of Claim within the applicable survival period shall neither be abated nor barred.

         9.5 Offset. The Indemnitee shall be entitled (but not be required) to offset (in whatever order the Indemnitee desires) against the Redemption Notes (pro rata), the Junior Redemption Note or any other obligations owed by the Indemnitee to the Controlling Shareholders the sum of all Indemnifiable Damages that the Indemnitee is entitled to pursuant to Section 9.1. Notwithstanding the foregoing, unless (i) the Agents agree that the Indemnifiable Damages claimed by the Indemnitee are due the Indemnitee, (ii) the Agents have not timely given a Notice of Objection pursuant to Section 9.3 or (iii) the Indemnitee's claim for Indemnifiable Damages has been decided by arbitration, the Indemnitee may only exercise its right of offset by establishing an interest-bearing savings account (over which the signatures of both the Investor and a majority of the Agents are required for withdrawal) into which it pays the amounts claimed as offset. The Indemnitee shall not deposit any amounts into such account which are not being claimed as offset. The Indemnitee shall give written notice to the Agents of any amounts it claims as offset and deposits into such account. Each amount paid into such account shall remain in such account until such time as the Agents and the Indemnitee mutually agree to the withdrawal of such amount or until the Indemnitee's claim for Indemnifiable Damages relating thereto has been decided by arbitration, in which case such amount shall be paid out in accordance with the mutual agreement of the Agents and the Indemnitee or as the arbitrator directs. Any interest earned on funds paid into the account shall belong to the Indemnitee, except to the extent that the Agents are entitled to any of such funds, in which case interest accruing on the portion of the funds to be paid to the Agents shall belong to the Controlling Shareholders. No offset made by the Indemnitee in good faith pursuant to this Section shall constitute a default under the Redemption Notes, the Junior Redemption Note or in any of the Indemnitee's other payment obligations or, even if it is subsequently determined that no Indemnifiable Damages were due the Indemnitee, give rise to any right of acceleration under the Redemption Notes, the Junior Redemption Note or on the part of any of the Indemnitors by reason of such offset.

         9.6 Limitations on Indemnifiable Damages.

         (a) Minimum and Maximum Amount. Notwithstanding the foregoing, and subject to the following provisions, the maximum amount of Indemnifiable Damages payable by the Controlling Shareholders arising under Section 9.1(a) or 9.1(c) hereof (other than Indemnifiable Damages under Section 9.1(a) arising out of an inaccuracy or breach of the representations and warranties made in Sections 4.19 or 4.21 hereof or, in the case of Indemnifiable Damages under Section 9.1(c) hereof, if such claim relates to Environmental Laws or Taxes) in no event shall exceed $4,000,000 in the absence of fraud or intentional misrepresentation on behalf of the Shareholders. Moreover, the Indemnitee shall not be entitled to recover Indemnifiable Damages for the matters described in Sections 9.1(a) or 9.1(c) hereof (other than Indemnifiable Damages under Section 9.1(a) arising out of (i) an inaccuracy or breach of the representations or warranties contained in
Section 4.11 hereof or (ii) any of the matters described in Section 9.4(a)(i) hereof or, in the case of Indemnifiable Damages under Section 9.1(c) hereof, if such claim relates to any of the matters which are the subject of the representations contained in Section 4.11 or which are described in Section 9.4(a)(i) hereof) unless and until the aggregate of all claims for Indemnifiable Damages asserted pursuant to Sections 9.1(a) and 9.1(c) hereof exceeds $200,000 and then only for the amount of Indemnifiable Damages in excess of $200,000.

         (b) Assignment of Uncollected Receivables. In the event that Indemnifiable Damages are payable to the Indemnitee because all or a portion of the Receivables are not collected by the Company within 120 days of the Closing Date as warranted in Section 4.11 hereof, the Company shall assign (without recourse) such Receivables (to the extent uncollected) to the Shareholders promptly after payment by the Shareholders of the Indemnifiable Damages becoming due as a result of such noncollection.

         (c) Tax Provision. In computing the amount of Indemnifiable Damages, there shall be deducted therefrom an amount equal to the net, actual income tax savings, if any, demonstrably resulting to the Investor or the Company from the income tax deduction or deferral, if any, to which the Investor or the Company shall become entitled as a consequence of any loss, claim, damage, liability, cost, expense or deficiency giving rise to the Indemnifiable Damages, but only to the extent that such income tax savings would not be offset by adverse tax consequences to the Investor or the Company by reason of receipt of Indemnifiable Damages.

         (d) Insurance Recoveries. In computing the amount of Indemnifiable Damages, there shall be deducted therefrom the net, actual amount of any insurance recovery, if any, actually received by the Company with respect to the claim giving rise to the Indemnifiable Damages ("Insurance Recovery"). If Indemnifiable Damages are paid by the Shareholders and subsequent to such payment an Insurance Recovery is received by the Company, the Company shall promptly remit such Insurance Recovery (but an amount not in excess of the Indemnifiable Damages) to the Shareholders paying such Indemnifiable Damages. To the extent that the Company is entitled to an Insurance Recovery, it will file a claim therefor in a manner consistent with the Company's historic practice for filing such claims.

         9.7 Indemnification by Company.

         (a) Indemnity. Notwithstanding the Closing, the Company indemnifies and saves harmless the Controlling Shareholders, and their respective partners, trustees, agents, representatives, successors and assigns (collectively, the "Controlling Shareholders" as used in this Section 9.7) harmless from any and all losses, claims, damages, liabilities, costs, expenses or deficiencies, including, but not limited to, reasonable attorneys' fees and other costs reasonably incident to proceedings or investigations for the defense or settlement of any claim or claims incurred by the Controlling Shareholders due to or resulting from any of the following: (i) the inaccuracy or breach of any representations or warranty of the Investor given in this Agreement; (ii) the breach or default in the performance by the Investor or, after the Closing, the Company of any of their respective covenants, obligations or agreements in or pursuant to this Agreement; or (iii) the operation or conduct of the business of the Company or the ownership or use of the Company's assets at any time after the Closing, or any incident, occurrence, condition or claim first existing, arising and accruing after the Closing Date and relating to the operation or conduct of the Company or ownership or use of its assets, other than any matter with respect to which the Controlling Shareholders are obligated to indemnify the Indemnitees pursuant to Section 9.1 hereof. In addition, if the transactions contemplated by this Agreement are not consummated, the Investor indemnifies and saves harmless the Controlling Shareholders from all such losses, claims, damages, liabilities, costs, expenses or deficiencies due to or resulting from the matter described in clause (i) of the preceding sentence or the breach or default by the Investor of any of the Investor's covenants, obligations or agreements contained herein which are required to be performed by it prior to the Closing.

         (b) Procedures. Procedures similar, mutatis mutandus, to those of Sections 9.2 and 9.3 shall govern any claims for indemnity made under this
Section 9.7.

         (c) Survival. The Company's obligation to indemnify pursuant to Sections 9.7(a)(ii) or (iii) shall survive the Closing indefinitely; the Company's and Investor's obligations to indemnify pursuant to Section 9.7(a)(i) hereof shall terminate at 11:59 p.m. on June 30, 2000, unless the claim is based on the inaccuracy or breach of a representation that was intentionally misrepresented or made fraudulently or unless based upon a breach of Section 5.2, in which case the obligation to indemnify shall survive indefinitely. No claim for indemnification by the Controlling Shareholders arising out of Section 9.7(a)(i) may be asserted after the expiration of the applicable time period set forth in the preceding sentence; provided, however, that any claim first asserted by the giving of a Notice of Claim by the Shareholders within the applicable survival period shall neither be abated nor barred.

         (d) Limitations. In computing any indemnification payable by the Company or Investor, provisions similar, mutatis mutandus, to those of Sections 9.6(c) and (d) shall apply.

         9.8 Exclusive Remedy. The procedures of this Article IX (specifically including the limitations contained in Sections 9.6 and 9.7) shall be the exclusive remedy of the indemnified party for monetary relief in connection with any claim based upon breach or alleged breach of representation or warranty in connection with the transactions contemplated hereby; provided, however, that the provisions of this Section 9.8 shall be inapplicable in the event of any claim based upon intentional misrepresentation or fraud, and the Indemnitee shall be entitled to pursue (free from any limitations contained in this Article IX) any and all other causes of action to seek monetary relief or otherwise in such event.

                                   ARTICLE X

                                  MISCELLANEOUS

         10.1 Further Assurances. Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively carry out the terms and conditions of this Agreement.

         10.2 Benefit and Assignment. The rights and obligations of the parties hereto may be assigned, in whole or part, by the Investor, but not by the Shareholders. Except for an assignment as collateral its rights hereunder to a lender, any such assignment shall relieve Investor of its obligations hereunder to the extent so assigned. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and permitted assigns.

         10.3 Governing Law. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Wisconsin (regardless of such State's conflict of laws principles), and without reference to any rules of construction regarding the party responsible for the drafting hereof.

         10.4 Expenses. If the transactions contemplated by this Agreement are not consummated, each of the parties shall pay its own costs, fees and expenses (including survey costs, Commitment and insurance premium costs, and professional fees) in connection with the investigation and negotiation and attempted consummation of the transaction contemplated hereby, including any Tax Return preparation fees for Tax Returns required for periods ending on or before the Closing Date ("Transaction Costs"); provided, however, that the Company shall pay (i) up to $18,000 for fees and costs of Arthur Andersen LLP in connection with the audit of the December 31, 1998 Financial Statements and (ii) one-half of the fees and costs of the environmental assessment report described in Section 7.9 hereof, and the Investor shall pay the balance of such fees and costs. If the transactions contemplated by this Agreement are consummated, all Transaction Costs of Investor shall be paid by the Company, as well as the costs of any amendment, interpretation or enforcement of this Agreement (or any other agreement executed by Investor or made in connection with this Agreement) by Investor, and Transaction Costs incurred by or on behalf of the Shareholders or Company (including, without limitation, all fees and expenses paid or payable to CGR&M) shall be paid solely by the Shareholders and, if any have been previously paid by the Company, the cash portion of the Redemption Price shall be reduced on a dollar-for-dollar basis.

         10.5 Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement (including, but not limited to, any claim regarding the scope or effect of this Section and any claim that this Section is invalid or unenforceable, but excluding any action to enforce collection of the Redemption Notes or the Junior Redemption Note), or the breach hereof or thereof, shall be settled by a panel of three arbitrators in binding arbitration conducted in Milwaukee, Wisconsin in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA")(or such other arbitration service as the parties may agree upon). Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrators' decision shall be in writing. In addition to the Commercial Arbitration Rules of the AAA and unless otherwise agreed to by the parties, the following rules shall apply:

         (a) Each party shall be entitled to discovery exclusively by the following means: (i) requests for admission, (ii) requests for production of documents, (iii) up to 15 written interrogatories (with any subpart to be counted as a separate interrogatory), and (iv) depositions of no more than six individuals.

         (b) Unless the arbitrators find that delay is reasonably justified or as otherwise agreed to by the parties, all discovery shall be completed, and the arbitration hearing shall commence within five months after the appointment of the arbitrator.

         (c)      Unless  the   arbitrators   find  that  delay  is   reasonably
                  justified, the hearing will be completed, and an award rendered within 30 days of commencement of the hearing.

         (d) The arbitrators shall be an attorney, independent certified public accountant, investment banker or other individual having at least 15 years' experience in private equity transactions and merger and acquisitions.

The arbitrators' authority shall include the ability to render equitable types of relief and, in such event, any aforesaid court may enter an order enjoining and/or compelling such actions or relief ordered or as found by the arbitrators. The arbitrators also shall make a determination regarding whether the Shareholders' or Investor's legal position in any such controversy or claim is the more substantially correct (the "Prevailing Party") and the arbitrators shall require the other party to pay the legal and other professional fees and costs incurred by the Prevailing Party in connection with such arbitration proceeding and any necessary court action. However, notwithstanding the foregoing, the parties expressly agree that a court of competent jurisdiction may enter a temporary restraining order or an order enjoining a breach of this Agreement pending a final award or further order by the arbitrators. Such remedy, however, shall be cumulative and nonexclusive, and shall be in addition to any other remedy to which the parties may be entitled.

         10.6 Notices. All notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a party at the earlier of (i) when actually delivered to such party, (ii) when facsimile transmitted to such party to the facsimile number indicated for such party below (or to such other facsimile number for a party as such party may have substituted by notice pursuant to this Section) or (iii) when mailed to such party by registered or certified U.S. Mail (return receipt requested) or sent by overnight courier, confirmed by receipt, and addressed to such party at the address designated below for such party (or to such other address for such party as such party may have substituted by notice pursuant to this Section):

         (a)      If to Investor:           David J. Lubar, President
                                            C2, Inc.
                                            700 North Water Street
                                            12th Floor
                                            Milwaukee, WI 53202
                                            FAX:  (414) 291-9061

                  With a copy to:           Robert J. Johannes, Esq.
                                            Michael Best & Friedrich LLP
                                            Suite 3300
                                            100 East Wisconsin Avenue
                                            Milwaukee, WI  53202
                                            FAX:  (414) 277-0656

         (b)      If to the Shareholders:   Milton H. Kuyers
                                            c/o Faustel, Inc.
                                            W194 N11301 McCormick Drive
                                            Germantown, WI 53022
                                            FAX: (414) 253-3334

                                                     and

                                            Gerald E. Mainman
                                            c/o Northwest Coatings Corp.
                                            7221 South Tenth Street
                                            Oak Creek, WI  53154
                                            FAX:  (414) 762-9132

                                                     and

                                            Jack Van Der Ploeg
                                            15095 Bittersweet Lane
                                            Brookfield, WI  53005
                                            FAX:  (414) 392-6450

                  With a copy to:           Robert J. deJong, Esq.
                                            Blumenfeld, Rose & deJong
                                            Suite 500
                                            16620 West Bluemound Road
                                            Brookfield, WI  53005-5050
                                            FAX: (414) 789-1014

         10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

         10.8 Headings. All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

         10.9 Amendment, Modification and Waiver. This Agreement may not be modified, amended or supplemented except by mutual written agreement of Investor and the Agents. Both Investor and the Agents may waive in writing any term or condition contained in this Agreement and intended to be for its or their benefit; provided, however, that no waiver by either party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition. Each amendment, modification, supplement or waiver shall be in writing signed by the party or parties to be charged (which, in the case of the Shareholders, shall be the Agents). Any such modification, amendment or supplement so executed shall be binding upon all of the parties hereto.

         10.10 Entire Agreement. This Agreement, the Exhibits, the Disclosure Schedule and the other documents referred to herein and delivered herewith represent the entire agreement of the parties with respect to the subject matter hereof and supersede and replace any prior understandings and agreements with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the party to be charged.

         10.11 Third-Party Beneficiaries. No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

         10.12 Publicity. Investor, the Company and the Shareholders agree that no publicity announcements or disclosures of any kind concerning the terms of this Agreement or concerning the transactions contemplated hereby shall be made without the mutual consent of Investor and the Agents, except to the extent that disclosure is required under the securities law of the United States or any state, or by legal process or to accountants, counsel, other professionals and to lenders on a "need to know" basis who similarly agree to maintain the confidentiality of the Agreement and its terms, and except that Investor may place and publicize "tombstone" announcements and other customary advertising in accordance with its normal practice.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first written above.


                                    C2, INC.

                                    By:
                                             David J. Lubar, President


                                    ZERO ZONE, INC.

                                    By:
                                             Jack Van Der Ploeg, President




                                    Milton  H.  Kuyers,   Individually   and  as
                                    Co-Trustee   of  the   Kuyers   1996   Joint
                                    Revocable  Trust  Created U/A dated July 19,
                                    1996



                                    Carol  M.   Kuyers,   Individually   and  as
                                    Co-Trustee   of  the   Kuyers   1996   Joint
                                    Revocable  Trust  Created U/A dated July 19,
                                    1996



                                    Gerald E. Mainman



                                    Jack Van Der Ploeg


                                    THE BARNABAS FOUNDATION

                                    By:
                                             Its:

                                    MILWAUKEE FOUNDATION CORPORATION

                                    By:
                                             Its:




                                 SPOUSAL CONSENT

         The undersigned, each being the spouse of a Shareholder, having reviewed the foregoing Recapitalization Agreement and being fully informed of all relevant facts, hereby execute this Recapitalization Agreement and consent to the transactions contemplated thereby for the express purpose of binding themselves and any interest they may have in Shares (as a result of marital property law or otherwise) to the terms of the Recapitalization Agreement.

         Dated as of the date and year first written above.



                                                     B. Elaine Mainman



                                                     Carol M. Kuyers



                                                     Carol A. Van Der Ploeg